SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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TTM TECHNOLOGIES, INC.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 22, 2006

To our Stockholders:
     The 2006 Annual Meeting of Stockholders of TTM Technologies, Inc. will be held at 10:00 a.m., local time, on Thursday, June 22, 2006 at our corporate offices located at 2630 South Harbor Blvd., Santa Ana, California 92704, for the following purposes:
1.	To elect one class III director for a term expiring in 2009;

2.	To approve the 2006 Incentive Compensation Plan; and

3.	To consider any other matters that properly come before the meeting and any postponement or adjournment thereof.
     Stockholders of record as of the close of business on April 24, 2006 are entitled to notice of, and to vote at, the meeting and any postponement or adjournment thereof.
     Whether or not you expect to be present, please sign, date, and return the enclosed proxy card in the enclosed pre-addressed envelope as promptly as possible. No postage is required if mailed in the United States.

By Order of the Board of Directors,

Santa Ana, California	Steven W. Richards, Secretary
April 28, 2006
THIS IS AN IMPORTANT MEETING AND ALL STOCKHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. THOSE STOCKHOLDERS WHO ARE UNABLE TO ATTEND ARE RESPECTFULLY URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. STOCKHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.

ABOUT THE MEETING
PROPOSAL ONE
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXECUTIVE COMPENSATION
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
PERFORMANCE GRAPH
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
PROPOSAL TWO
2005 ANNUAL REPORT ON FORM 10-K
STOCKHOLDER PROPOSALS FOR THE 2007 ANNUAL MEETING
OTHER MATTERS
ANNEX A
ANNEX B

TTM TECHNOLOGIES, INC.
ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT

     This proxy statement contains information related to our annual meeting of stockholders to be held on Thursday, June 22, 2006, beginning at 10:00 a.m. local time at our corporate offices located at 2630 South Harbor Boulevard, Santa Ana, California 92704, and at any adjournments or postponements thereof. The purpose of this proxy statement is to solicit proxies from the holders of our common stock for use at the meeting. The approximate date that this proxy statement, the accompanying notice of annual meeting, and the enclosed form of proxy are being sent to stockholders is on or about April 28, 2006. You should review this information in conjunction with our 2005 Annual Report to Stockholders, which accompanies this proxy statement.
ABOUT THE MEETING
What is the purpose of the annual meeting?
     At the annual meeting, stockholders will vote on (i) the election of one class III director, and (ii) the approval of the 2006 Incentive Compensation Plan. In addition, our management will report on our performance during 2005 and respond to questions from our stockholders.
Who is entitled to vote at the meeting?
     Only stockholders of record at the close of business on the record date, April 24, 2006, are entitled to receive notice of the annual meeting and to vote the shares of our common stock that they held on that date at the meeting, or any postponements or adjournments of the meeting. Each outstanding share of common stock entitles its holder to cast one vote on each matter to be voted upon.
Who may attend the meeting?
     All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. Please note that if you hold shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date.
What constitutes a quorum?
     The presence at the meeting, in person or by proxy, of the holders of a majority of all of the shares of common stock outstanding on the record date will constitute a quorum, permitting the conduct of business at the meeting. As of the record date, 41,521,850 shares of our common stock were outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.
     If less than a majority of the outstanding shares of common stock entitled to vote are represented at the meeting, a majority of the shares present at the meeting may adjourn the meeting to another date, time, or place, and notice need not be given of the new date, time, or place if the new date, time, or place is announced at the meeting before an adjournment is taken.
How do I vote?
     If you complete and properly sign the accompanying proxy card and return it to us, it will be voted as you direct. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. “Street name” stockholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

Can I change my vote after I return my proxy card?
     Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with us either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.
What are the board’s recommendations?
     Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our board of directors. Each of the board’s recommendations is set forth together with the description of each item in this proxy statement. In summary, the board recommends a vote “for” election of its nominee for director and “for” approval of the 2006 Incentive Compensation Plan.
     Our board of directors does not know of any other matters that may be brought before the meeting nor does it foresee or have reason to believe that the proxy holders will have to vote for a substitute or alternate board nominee for director. In the event that any other matter should properly come before the meeting or any nominee for director is not available for election, the proxy holders will vote as recommended by the board of directors or, if no recommendation is given, in accordance with their best judgment.
What vote is required to approve each item?
     Election of Director. The affirmative vote of a majority of the shares of our common stock present in person or represented by proxy at the meeting and entitled to vote is required for the election of one director. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of that director will not be voted, although it will be counted for purposes of determining whether there is a quorum. Stockholders do not have the right to cumulate their votes for directors.
     2006 Incentive Compensation Plan. The affirmative vote of a majority of the shares of our common stock present in person or represented by proxy at the meeting and entitled to vote is required for approval of the 2006 Incentive Compensation Plan. A properly executed proxy marked “ABSTAIN” with respect to the approval of the 2006 Incentive Compensation Plan will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote. Because your broker or nominee does not have discretionary voting power with respect to this proposal, if you do not give specific instructions to your broker or nominee, a “broker non-vote” will occur with respect to this proposal and your shares will not be voted or counted for purposes of approval of our 2006 Incentive Compensation Plan, although your shares will be counted for purposes of determining whether there is a quorum.
     Other Items. For each other item, the affirmative vote of a majority of the shares of our common stock present in person or represented by proxy at the meeting and entitled to vote will be required for approval. A properly executed proxy marked “ABSTAIN” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.
What are the effects of “broker non-votes”?
     If you hold your shares in street name through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters. Because your broker or nominee does not have discretionary voting power with respect to the proposal to approve our 2006 Incentive Compensation Plan, if you do not give specific instructions to your broker or nominee on that proposal, a “broker non-vote” will occur and your shares will not be voted or counted for purposes of that proposal. Shares represented by these “broker non-votes” will, however, be counted in determining whether there is a quorum.

Who will pay for the preparation of the proxy?
     We will pay the cost of preparing, assembling, and mailing the proxy statement, notice of meeting, and enclosed proxy card. In addition to the use of mail, our employees may solicit proxies personally and by telephone. Our employees will receive no compensation for soliciting proxies other than their regular salaries. We may request banks, brokers, and other custodians, nominees, and fiduciaries to forward copies of the proxy materials to the beneficial owners of our common stock and to request authority for the execution of proxies and we may reimburse such persons for their expenses incurred in connection with these activities.
     Our principal executive offices are located at 2630 S. Harbor Blvd., Santa Ana, California 92704, and our telephone number is (714) 327-3000. A list of stockholders entitled to vote at the annual meeting will be available at our offices for a period of 10 days prior to the meeting and at the meeting itself for examination by any stockholder.
PROPOSAL ONE
ELECTION OF DIRECTOR
Directors and Nominee
     Our board of directors is divided into three classes with each class of directors serving for a three-year term or until successors of that class have been elected and qualified. While the number of directors is currently fixed at nine, three board seats remain vacant at this time. These remaining board seats will remain vacant until our Nominating and Corporate Governance Committee has identified suitable candidates to fill the vacant board seats. At the annual meeting, our stockholders will elect one class III director, who will serve a term expiring at the 2009 annual meeting, or until his successor has been duly elected and qualified.
     Our board of directors has nominated Mr. John G. Mayer, who currently serves as a director, to stand for re-election. Mr. Mayer currently serves as our class III director and, if re-elected, will serve a three year term expiring at the annual meeting of stockholders in 2009. Messrs. James K. Bass, Thomas T. Edman, and Robert E. Klatell serve as class I directors, and their term will expire at the annual meeting of stockholders in 2007. Messrs. Kenton K. Alder and Richard P. Beck serve as class II directors, and their term will expire at the annual meeting of stockholders in 2008.
     Our board of directors has no reason to believe that its nominee will refuse or be unable to accept election. However, if John G. Mayer is unable to accept election or if any other unforeseen contingencies should arise, our board of directors may designate a substitute nominee. If our board of directors designates a substitute nominee, the persons named as proxies will vote for the substitute nominee designated by our board of directors.
     The following table, together with the accompanying text, sets forth certain information with respect to each of our directors.

Name	Age	Position(s) Held
Robert E. Klatell	60	Chairman and Director
Kenton K. Alder	56	Chief Executive Officer, President, and Director
James K. Bass	49	Director
Richard P. Beck	73	Director
Thomas T. Edman	44	Director
John G. Mayer	55	Director
     There are no family relationships among our directors.
     Robert E. Klatell has served as our Director since September 2004 and our Chairman of the Board since May 2005. Since December 2005, Mr. Klatell has served as Chief Executive Officer of DICOM Group plc, a publicly held company (London Stock Exchange) that provides information capture and communications solutions. Mr. Klatell served as a consultant to Arrow Electronics, Inc. from January 2004 to December 2004. Mr. Klatell served in various executive capacities at Arrow from February 1976 to December 2003, most recently as Executive Vice President from July 1995 to December 2003. Mr. Klatell is a member of the board of directors of Datascope Corp. and Mediagrif Interactive Technologies Inc. Mr. Klatell holds a Bachelor of Arts degree in History from Williams College and a Juris Doctorate from New York University Law School. The board has determined that Mr. Klatell is an independent director.
     Kenton K. Alder has served as our Chief Executive Officer, President, and Director since March 1999. From January 1997 to July 1998, Mr. Alder served as Vice President of Tyco Printed Circuit Group Inc., a printed circuit board manufacturer. Prior to that time, Mr. Alder served as President and Chief Executive Officer of ElectroStar, Inc., previously a publicly held printed circuit board manufacturing company, from December 1994 to December 1996. From January 1987 to November 1994, Mr. Alder served as President of Lundahl Astro Circuits Inc., a predecessor company to ElectroStar. Mr. Alder holds a Bachelor of Science in Finance and a Bachelor of Science in Accounting from Utah State University.
     James K. Bass has served as our Director since September 2000. Mr. Bass is currently the Chief Executive Officer and a director of The New Piper Aircraft, Inc., a general aviation manufacturing company, and has served in such capacities since September 2005. He served as the Chief Executive Officer and a director of Suntron Corporation, a publicly held provider of high mix electronic manufacturing services, from its incorporation in May 2001 until May 2005, and as Chief Executive Officer of EFTC Corporation, a subsidiary of Suntron, from July 2000 until April 2001. From 1992 to July 2000, Mr. Bass was a Senior Vice President of Sony Corporation. Prior to that, Mr. Bass spent 15 years in various manufacturing management positions at the aerospace group of General Electric Corporation. Mr. Bass holds a B.S.M.E. from Ohio State University. The board has determined that Mr. Bass is an independent director.
     Richard P. Beck has served as our Director since February 2001. Mr. Beck is presently retired. From November 2001 to May 2002, Mr. Beck served as Senior Vice President of Advanced Energy Industries, a publicly held manufacturer of power conversion systems and integrated technology solutions. From February 1998 to November 2001, Mr. Beck served as Senior Vice President and Chief Financial Officer of Advanced Energy Industries and continues to serve as a director of the company and is a member of its audit committee and chairman of its nominating and governance committee.. From March 1992 until February 1998, Mr. Beck served as Vice President and Chief Financial Officer of Advanced Energy. From November 1987 to March 1992, Mr. Beck served as Executive Vice President and Chief Financial Officer for Cimage Corporation, a computer software company. Mr. Beck is also Chairman of the Board, a member of the audit committee, and serves on the compensation committee and nominating and governance committee of Applied Films Corporation, a publicly held manufacturer of flat panel display equipment. Mr. Beck holds a Bachelor of Science in Accounting and Finance and a Master of Business Administration from Babson College. The board has determined that Mr. Beck is an independent director and an “audit committee financial expert” as described in applicable Securities and Exchange Commission (“SEC”) rules.
     Thomas T. Edman has served as our Director since September 2004. Mr. Edman has been employed by Applied Films Corporation since June 1996 and has served as its President and Chief Executive Officer since May 1998. From June 1996 until May 1998, Mr. Edman served as Chief Operating Officer and Executive Vice President of Applied Films. From 1993 until joining Applied Films, he served as General Manager of the High Performance Materials Division of Marubeni Specialty Chemicals, Inc., a subsidiary of a major Japanese trading corporation. Mr. Edman serves on the board of directors of Applied Films. Mr. Edman also serves on the national board of directors of the American Electronics Association, a professional trade organization, and is chairman of its audit committee. He also serves on the Governing Board of the USDC (United States Display Consortium). Mr. Edman holds a Bachelor of Arts degree in East Asian studies (Japan) from Yale University and a Master’s degree in Business Administration from The Wharton School at the University of Pennsylvania. The board has determined that Mr. Edman is an independent director.
     John G. Mayer has served as our Director since September 2000. Mr. Mayer is presently retired. From January 1997 to November 1999, Mr. Mayer served as Vice President of Tyco Printed Circuit Group, Inc., a printed circuit board manufacturer. Mr. Mayer served as Chief Operating Officer of ElectroStar, Inc., previously a publicly held printed circuit board manufacturing company, from December 1994 to December 1996. From April 1986 to November 1994, Mr. Mayer served as President of Electro-Etch Circuits, Inc., a predecessor company to

ElectroStar. Mr. Mayer holds a Bachelor of Arts in History, the Arts and Letters from Yale University and a Juris Doctor from UCLA School of Law. The board has determined that Mr. Mayer is an independent director.
Information Relating to Corporate Governance and the Board of Directors
     A majority of the members of our board of directors are independent. Our board of directors has determined, after considering all the relevant facts and circumstances, that Messrs. Bass, Beck, Edman, Klatell, and Mayer are independent directors, as “independence” is defined by the listing standards of the National Association of Securities Dealers (“NASD”).
     Our bylaws authorize our board of directors to appoint among its members one or more committees, each consisting of one or more directors. Our board of directors has established three standing committees: an audit committee, a compensation committee, and a nominating and corporate governance committee. We intend to schedule each year at least two executive sessions at which independent directors meet without the presence or participation of management.
     Our board of directors has adopted charters for the audit and nominating and corporate governance committees describing the authority and responsibilities delegated to the committee by the board of directors. Our board of directors has also adopted a Whistle Blower Policy and a Code of Ethics for the CEO and Senior Financial Officers. We post on our website, at www.ttmtechnologies.com, the charters of our audit and nominating and corporate governance committees; our Whistle Blower Policy, and Code of Ethics for the CEO and Senior Financial Officers, and any amendments or waivers thereto; and any other corporate governance materials contemplated by SEC or NASDAQ regulations. These documents are also available in print to any stockholder requesting a copy in writing from our corporate secretary at our executive offices set forth in this proxy statement. A copy of the audit committee charter is included with this proxy statement as Annex A.
     Interested parties may communicate with our board of directors or specific members of our board of directors, including the members of our various board committees, by submitting a letter addressed to the board of directors of TTM Technologies, Inc. c/o any specified individual director or directors at the address listed in this proxy statement. We will forward any such letters to the indicated directors.
Meetings of the Board of Directors
     Our board of directors held seven meetings during the fiscal year ended December 31, 2005. All of our directors attended more than 75% of the aggregate of (i) total number of meetings of the board of directors held during fiscal year 2005, and (ii) the total number of meetings held by all committees of our board of directors on which such person served during fiscal year 2005.
Committees of the Board of Directors
     Audit Committee. The audit committee reviews and monitors our corporate financial reporting and our external audit, including, among other things, our control functions, the results and scope of the annual audit, and other services provided by our independent registered public accounting firm and our compliance with legal requirements that have a significant impact on our financial reports. The audit committee also consults with our management and our independent registered public accounting firm regarding the preparation of financial statements and, as appropriate, initiates inquiries into aspects of our financial affairs. In addition, the audit committee has the responsibility to consider and recommend the appointment of, and to pre-approve services provided by, and fee arrangements with, our independent registered public accounting firm. The current members of the audit committee are Messrs. Bass, Beck, and Mayer, each of whom is an independent director of our company under the NASD listing standards rules as well as under rules adopted by the SEC pursuant to the Sarbanes-Oxley Act of 2002. The board of directors has determined that Mr. Beck, who serves as chairman of the audit committee, qualifies as an “audit committee financial expert” in accordance with applicable rules and regulations of the SEC. The audit committee held ten meetings during fiscal year 2005.
     Nominating and Corporate Governance Committee. The nominating and corporate governance committee oversees the structure and makeup of the board and oversees the management continuity planning processes. It establishes, monitors, and recommends the purpose, structure, and operations of the various committees of the board, the criteria and qualifications for membership of each committee, and recommends whether rotations or term limits are appropriate for the chair or committee members of the various committees. In addition, the nominating and corporate governance committee recommends individuals to stand for election as directors and recommends directors to serve on each committee as a member or as chair of the committee. It also oversees and approves the management continuity planning process, including reviewing and evaluating the succession plans relating to the chief executive officer and other executive officer positions. Finally, the nominating and corporate governance committee reviews and makes recommendations regarding our governing documents (including our certificate of incorporation and the bylaws) and our corporate governance principles. The nominating and corporate governance committee currently consists of three members, Messrs. Beck, Klatell, and Bass. The nominating and corporate governance committee held one meeting during fiscal year 2005.
     Compensation Committee. The compensation committee provides a general review of our compensation and benefit plans to ensure that they meet corporate objectives. In addition, the compensation committee reviews the chief executive officer’s recommendations on compensation of our officers and adopting and changing major compensation policies and practices, and reports its recommendations to the whole board of directors for approval and authorization. The compensation committee administers our stock plans and is currently comprised of Messrs. Edman, Klatell, and Mayer. The compensation committee held six meetings during fiscal year 2005.
Director Compensation and Other Information
     Our non-employee directors receive the following compensation: an annual cash retainer of $20,000, a $1,500 payment per board meeting, a $750 payment for each committee meeting, and reimbursement of expenses relating to the board meetings. In addition, our Chairman of the Board receives an annual cash retainer of $15,000, and the chairmen of our various board committees receive annual cash retainers as follows: $9,000 to the audit committee chairman, $4,000 to the compensation committee chairman, and $3,000 to the nominating and corporate governance committee chairman.
     Upon election, each non-employee director receives an option to purchase 20,000 shares of our common stock. At each annual meeting of stockholders, each non-employee director who has served as a director for the previous six months receives an option to purchase 4,000 shares of our common stock. The options provided to the non-employee directors expire on the grant date’s tenth anniversary and vest over a three or four year period.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     The following table shows the amount of each class of common stock beneficially owned as of March 31, 2006, by (a) each of our directors and nominees for director, (b) each of our named executive officers, (c) all of our directors and current executive officers as a group, and (d) each person known by us to own beneficially more than five percent of our outstanding common stock.
Beneficial Ownership Table

	Shares Beneficially Owned
Name and Address of Beneficial Owner (1)	Number	Percent (2)
Directors and Executive Officers:
Kenton K. Alder (3)	1,006,314	2.4%
Steven W. Richards (4)	112,938	*
O. Clay Swain (5)	332,001	*
Shane S. Whiteside (6)	384,001	*
Daniel L. Felsenthal (7)	38,969	*
James K. Bass (7)	28,000	*
Richard P. Beck (8)	29,000	*
Thomas T. Edman (7)	20,000	*
Robert E. Klatell (7)	20,000	*
John G. Mayer (7)	28,000	*
All directors and executive officers as a group (10 persons) (9)	1,999,223	4.6%

5% Stockholders:
Royce & Associates, LLC (10)	5,065,300	12.2%
FMR Corp. (11)	3,873,168	9.3%
Wasatch Advisors, Inc. (12)	2,349,463	5.7%
Barclays Global Investors, NA (13)	2,303,668	5.6%
Mac-Per-Wolf Company (14)	2,206,715	5.3%

*	Represents less than 1% of our outstanding common stock.

(1)	Except as otherwise indicated, the address of each person listed on the table is 2630 S. Harbor Blvd, Santa Ana, CA, 92704.

(2)	We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission, or SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, we have included the shares of common stock subject to options and warrants held by that person that are currently exercisable or will become exercisable within 60 days after March 31, 2006, but we have not included those shares for purposes of computing percentage ownership of any other person. We have assumed unless otherwise indicated that the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Beneficial ownership is based on 41,521,850 shares of our common stock outstanding as of March 31, 2006.

(3)	Includes 750 shares held by Mr. Alder’s children and 936,595 shares issuable upon exercise of vested stock options.

(4)	Includes 112,438 shares issuable upon exercise of vested stock options.

(5)	Includes 331,001 shares issuable upon exercise of vested stock options.

(6)	Includes 344,001 shares issuable upon exercise of vested stock options.

(7)	Represents shares issuable upon exercise of vested stock options.

(8)	Includes 24,000 shares issuable upon exercise of vested stock options.

(9)	Includes 1,883,004 shares issuable upon exercise of vested stock options.

(10)	The information is as reported on Schedule 13G filed on February 1, 2006 with the SEC by Royce & Associates, LLC (“Royce”), an investment adviser registered under Section 203 of the Investment Advisers Act of 1940. The address for Royce is 1414 Avenue of the Americas, New York, New York 10019.

(11)	The information is as reported on Schedule 13G filed on February 14, 2006 with the SEC by FMR Corp. (“FMR”). The address for FMR is 82 Devonshire Street, Boston, Massachusetts 02109. Fidelity Management & Research Company (“Fidelity”), a wholly owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 3,805,168 shares or 9.164% of the company’s common stock as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. The ownership of one investment company, Fidelity Small Cap Stock Fund, amounted to 3,805,168 shares of the company’s common stock. Edward C. Johnson 3d and FMR Corp., through its control of Fidelity, and the funds each has sole power to dispose of the 3,805,168 shares owned by the Funds. Members of the family of Edward C. Johnson 3d, Chairman of FMR Corp., are the predominant owners, directly or through trusts, of Series B shares of common stock of FMR Corp., representing 49% of the voting power of FMR Corp. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B shares will be voted in accordance with the majority vote of Series B shares. Accordingly, through their ownership of voting common stock and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp. Neither FMR Corp. nor Edward C. Johnson 3d, Chairman of FMR Corp., has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees. Fidelity Management Trust Company, a wholly owned subsidiary of FMR Corp. and a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, is the beneficial owner of 68,000 shares of the company’s common stock as a result of its serving as investment manager of the institutional account(s). Edward C. Johnson 3d and FMR Corp., through its control of Fidelity Management Trust Company, each has sole dispositive power over 68,000 shares and sole power to vote or to direct the voting of 68,000 shares owned by the institutional account(s) as reported above.

(12)	The information is as reported on Schedule 13G filed on February 14, 2006 with the SEC by Wasatch Advisors, Inc. (“Wasatch”), an investment adviser registered under Section 203 of the Investment Advisers Act of 1940. The address for Wasatch is 150 Social Hall Avenue, Salt Lake City, Utah 84111.

(13)	The information is as reported on Schedule 13G filed on January 27, 2006 with the SEC by Barclays Global Investors, NA (“Barclays”) and certain affiliates of Barclays, including Barclays Global Fund Advisors, Barclays Global Investors, Ltd., and Barclays Global Investors Japan Trust and Banking Company Limited. The address for Barclays is 45 Fremont Street, San Francisco, California 94105.

(14)	The information is as reported on Schedule 13G filed on February 15, 2006 with the SEC by Mac-Per-Wolf Company, filing on behalf of its two subsidiaries, PWMCO, LLC, a broker dealer registered under Section 15 of the Securities Exchange Act and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, and Perkins, Wolf, McDonnell and Company, LLC, an investment adviser registered under Section 203 of the Investment Advisers Act of 1940. The address for Mac-Per-Wolf Company is 311 S. Wacker Dr., Suite 6000, Chicago, Illinois 60606.
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Exchange Act requires our directors, officers, and persons who own more than 10% of a registered class of our securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Directors, officers, and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.
     Based solely upon our review of the copies of such forms that we received during the fiscal year ended December 31, 2005, and written representations that no other reports were required, we believe that each person who at any time during such fiscal year was a director, officer, or beneficial owner of more than 10% of our common stock complied with all Section 16(a) filing requirements during fiscal year 2005.

EXECUTIVE COMPENSATION
     The following table sets forth information for the fiscal years indicated concerning the compensation earned by our Chief Executive Officer and our four next most highly compensated executive officers whose aggregate compensation exceeded $100,000 in fiscal year 2005.
Summary Compensation Table

						Long-Term Compensation
	Annual Compensation					Awards	Payouts
					Other Annual	Securities	LTIP	All Other
					Compensation	Underlying	Payouts	Compensation
Name and Principal Position	Year	Salary($)	Bonus($)		($)(1)	Options(#)	($)	($)(2)
Kenton K. Alder	2005	336,538	—		—	69,500	—	2,100
Chief Executive Officer,	2004	292,596	324,000	(4)	—	—	—	1,650
President, and Director	2003	272,500	75,000	(5)	—	210,000	—	2,411

Stacey M. Peterson (3)	2005	161,830	—		—	19,000	—	2,118
Former Chief Financial Officer and Secretary	2004	186,230	166,250	(4)	—	—	—	1,315
	2003	176,000	40,300	(5)	—	110,000	—	1,218

Steven W. Richards	2005	136,077	—		—	19,000	—	2,100
Chief Financial Officer, Vice President, and Secretary	2004	108,874	74,000	(4)	—	—	—	1,217
	2003	104,043	17,300	(5)	—	40,000	—	1,040

O. Clay Swain	2005	178,058	—		—	38,000	—	2,155
Senior Vice President, Sales	2004	161,714	145,250	(4)	—	—	—	816
	2003	150,080	37,300	(5)	—	110,000	—	—

Shane S. Whiteside	2005	221,135	—		—	38,000	—	2,100
Senior Vice President and Chief Operating Officer	2004	218,269	185,500	(4)	—	—	—	1,641
	2003	210,914	40,500	(5)	—	110,000	—	1,502

Daniel L. Felsenthal	2005	141,346	—		—	17,500	—	2,074
Vice President, Finance and	2004	137,192	80,000	(4)	—	—	—	1,542
Controller	2003	110,596	17,000	(5)	—	42,500	—	779

(1)	Except as otherwise provided in this table, no amounts for perquisites and other personal benefits received by any of the named executive officers are shown because the aggregate dollar amounts were lower than the reporting requirements established by the rules of the SEC.

(2)	Represents matching contributions by us under our 401(K) plan.

(3)	Ms. Peterson served as our Chief Financial Officer and Secretary until August 2005.

(4)	Represents a bonus paid in 2005 based on our performance in 2004.

(5)	Represents a bonus paid in 2004 based on our performance in 2003.

Stock Option Grants
     The following table sets forth certain information with respect to stock options granted to the executive officers named in the Summary Compensation Table during the fiscal year ended December 31, 2005. These options were granted under our Amended and Restated Management Stock Option Plan and have a term of 10 years. The options may terminate earlier if the optionholder stops providing services to us.
     The percentage of total options in the following table was calculated based on options to purchase an aggregate of 641,700 shares of our common stock granted to our employees in fiscal year 2005.
OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants					Potential Realizable
	Number of		Percent of			Value at Assumed
	Securities		Total Options			Annual Rates of
	Underlying		Granted to			Stock Price Appreciation
	Options		Employees in	Exercise	Expiration	for Option Term(2)
Name	Granted(#)(1)		Fiscal Year	Price($/Sh)	Date	5%	10%
Kenton K. Alder	17,375	(3)	2.7%	$8.98	01/27/2015	$98,125	$248,668
	17,375		2.7%	7.77	05/05/2015	84,903	215,161
	17,375		2.7%	6.86	08/03/2015	74,960	189,962
	17,375		2.7%	8.67	11/03/2015	94,737	240,083

Stacey M. Peterson (4)	9,500		1.5%	8.98	01/27/2015	—	—
	9,500		1.5%	7.77	05/05/2015	—	—

Steven W. Richards	4,750	(3)	0.7%	8.98	01/27/2015	26,826	67,981
	4,750		0.7%	7.77	05/05/2015	23,211	58,821
	4,750		0.7%	6.86	08/03/2015	20,493	51,932
	4,750		0.7%	8.67	11/03/2015	25,899	65,634

O. Clay Swain	9,500	(3)	1.5%	8.98	01/27/2015	53,651	135,962
	9,500		1.5%	7.77	05/05/2015	46,422	117,642
	9,500		1.5%	6.86	08/03/2015	40,985	103,864
	9,500		1.5%	8.67	11/03/2015	51,799	131,269

Shane S. Whiteside	9,500	(3)	1.5%	8.98	01/27/2015	53,651	135,962
	9,500		1.5%	7.77	05/05/2015	46,422	117,642
	9,500		1.5%	6.86	08/03/2015	40,985	103,864
	9,500		1.5%	8.67	11/03/2015	51,799	131,269

Daniel L. Felsenthal	4,375	(3)	0.7%	8.98	01/27/2015	24,708	62,614
	4,375		0.7%	7.77	05/05/2015	21,378	54,177
	4,375		0.7%	6.86	08/03/2015	18,875	47,832
	4,375		0.7%	8.67	11/03/2015	23,855	60,453

(1)	Unless otherwise noted, 25% of the options granted will vest and become exercisable on each anniversary of the date of grant.

(2)	Potential gains are net of the exercise price, but before taxes associated with the exercise. Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The assumed 5% and 10% rates of stock price appreciation are provided in accordance with the rules of the SEC and do not represent our estimate or projection of the future price of our company’s common stock. Actual gains, if any, on stock option exercises will depend upon the future market prices of our common stock.

(3)	Shares vested and became exercisable on September 14, 2005.

(4)	None of these options will vest or become exercisable as a result of Ms. Peterson’s resignation in August 2005.

Stock Option Exercises and Values for Fiscal 2005
     The following table sets forth information with respect to our executive officers named in the Summary Compensation Table concerning options exercised in 2005 and unexercised options held by them as of the end of such fiscal year:
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

	Shares		Number of Securities
	Acquired		Underlying Unexercised		Value of Unexercised
	on		Options at December 31, 2005		In-The-Money Options at
	Exercise	Value	(#)		December 31, 2005 ($) (1)
	(#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Kenton K. Alder	160,969	$1,258,544	446,729	76,125	$641,394	$244,498
Stacey M. Peterson (2)	54,710	416,558	—	—	—	—
Steven W. Richards	—	—	83,488	28,250	182,545	116,235
O. Clay Swain	15,800	132,007	266,652	38,500	457,106	112,950
Shane S. Whiteside	20,000	100,000	286,426	44,500	754,371	152,790
Daniel L. Felsenthal	—	—	32,875	27,125	52,668	105,158

(1)	The closing sale price per share for our common stock as reported by the Nasdaq National Market on December 30, 2005, was $9.40. The option value is calculated by multiplying (a) the positive difference, if any, between $9.40 and the option exercise price by (b) the number of shares of common stock underlying the option.

(2)	Ms. Peterson resigned as an officer of the company effective August 2005.
Employment Agreements and Change of Control Arrangements
     Effective December 1, 2005, we entered into a new employment agreement with Kenton K. Alder, our Chief Executive Officer. Pursuant to the agreement, Mr. Alder will continue to serve as our President and Chief Executive Officer for an initial term expiring December 1, 2008, which initial term shall be automatically renewed for additional one-year terms unless timely notice of non-renewal is given by either us or Mr. Alder. The agreement provides that Mr. Alder will receive a base salary of $350,000, which may be increased from time to time at the discretion of our board of directors. In addition, if Mr. Alder’s employment is terminated by (1) us without “cause” (as defined in the agreement) or (2) by Mr. Alder for “good reason” (as defined in the agreement), Mr. Alder would be entitled to receive an amount in cash equal to 18 months of his base salary. In the event of a “change in control” (as defined in the agreement), the vesting of any stock options held by Mr. Alder that are assumed by the acquirer would be immediately accelerated if Mr. Alder’s employment is terminated by the acquirer for cause or by Mr. Alder for good reason within 12 months after the change in control.
     Effective December 1, 2005, we entered into executive change in control severance agreements with each of Steven W. Richards, our Chief Financial Officer; O. Clay Swain, our Senior Vice President — Marketing; and Shane S. Whiteside, our Chief Operating Officer. Under the terms of the agreements, if the executive’s employment is terminated by (1) us without “cause” (as defined in the agreements) during a “pending change in control” (as defined in the agreements) or within 12 months following a “change in control” (as defined in the agreements) or (2) by the executive for “good reason” (as defined in the agreements) within 12 months following a change in control, the executive would be entitled to receive an amount in cash equal to 12 months of the executive’s annual base salary. In addition, the vesting of any stock options assumed by the acquirer would be accelerated.
Incentive Plans
     Cash Incentive Compensation Plan
     Effective January 1, 2000, we established a cash incentive compensation plan to provide a means of retaining and attracting capable employees and increasing the incentive to key employees to maximize the value of our company. Eligible employees receive a portion of a bonus pool, determined by our board of directors and equal to a percentage of our earnings before interest and taxes, or EBIT, as defined in the plan. The bonus pool percentage ranges from 1.0% to 5.0% of our EBIT, and is based upon achieving target levels of EBIT. The term of the agreement is for a one-year period with the bonuses payable no later than March 15th of the succeeding year. Upon a participant’s termination of employment without cause or resignation for good reason, the participant will be entitled to a pro rata portion of the bonus for the year in which employment is terminated. Upon a termination for cause or a resignation without good reason, participants forfeit all rights to receive their cash incentive bonus.
     2000 Equity Compensation Plan
     In September 2000, we adopted a new equity compensation plan. The purpose of the equity compensation plan is to attract, motivate, and retain officers, employees, and consultants and reward such individuals for their contribution to our success. The plan provides for the grant of a variety of equity-based awards including, without limitation, stock options, incentive stock options, restricted stock, stock awards, and stock appreciation rights. Awards under the plan may constitute “qualified performance-based compensation” as defined in Section 162(m) of the Internal Revenue Code. A maximum of 3,547,158 shares can be issued over the life of this plan. In connection with our initial public offering in September 2000, we granted our employees an aggregate of 70,832 shares. The stock awards were fully vested as of the date of grant. No other awards have been granted under our 2000 Equity Compensation Plan. As of March 31, 2006, 70,832 shares of common stock have been issued as stock awards under the 2000 Equity Compensation Plan, and there were no outstanding options to acquire any shares of common stock under the 2000 Equity Compensation Plan. As of that date, an additional 3,476,326 shares of common stock were available for grant under the 2000 Equity Compensation Plan.
     Amended and Restated Management Stock Option Plan
     In 2004, we approved, and our stockholders approved, amendments to our Management Stock Option Plan. The plan provides for the grant of stock options and incentive stock options to our key employees and consultants for the purpose of encouraging them to continue their association with us and to acquire a proprietary stake in the company and its future growth. Awards under this plan may constitute “qualified performance-based compensation” as defined in Section 162(m) of the Internal Revenue Code. A maximum of 5,547,158 shares of our common stock can be issued over the life of this plan. As of March 31, 2006, 2,165,103 shares of common stock have been issued upon exercise of options granted under the Management Option Plan, and there were outstanding options to acquire 2,764,360 shares of common stock under the Management Option Plan with a weighted average exercise price of $10.00 and a weighted average term of 7.0 years. As of that date, an additional 617,695 shares of common stock were available for grant under the Management Option Plan.
     401(K) Plan
     We and our subsidiaries sponsor a defined contribution plan intended to qualify under Section 401 of the Internal Revenue Code, or a 401(k) plan. All non-union employees are eligible to participate in the plan on the first of the month following 90 days of employment. Participants may elect to make pre-tax contributions to the plan subject to a statutorily prescribed annual limit. Participants are fully vested in their contributions and the investment earnings. At our discretion, we make matching contributions to the 401(k) plan based upon employee contributions and profit sharing as provided for in the plan. Contributions by the participants to the 401(k) plan, and the income earned on these contributions, are generally not taxable to the participants until withdrawn.

Equity Compensation Plan Information
     The following table sets forth information with respect to our common stock that may be issued upon the exercise of stock options, warrants, and rights under our Amended and Restated Management Stock Option Plan and our 2000 Equity Compensation Plan as of December 31, 2005.

(c)
Number of Securities
	(a)		Remaining Available for
	Number of Securities	(b)	Future Issuance Under
	to be Issued Upon	Weighted Average	Equity Compensation
	Exercise of	Exercise Price of	Plans (Excluding
	Outstanding Options,	Outstanding Options,	Securities Reflected in
Plan Category	Warrants, and Rights	Warrants, and Rights	Column (a))
Equity Compensation Plans Approved by Stockholders	2,910,294	$9.45	4,136,876
Equity Compensation Plans Not Approved by Stockholders	—	—	—

Total	2,910,294	$9.45	4,136,876

Report of the Compensation Committee
     The following Report on Executive Compensation and the Report of the Audit Committee and performance graph included elsewhere in this proxy statement do not constitute soliciting material and should not be deemed filed or incorporated by reference in any other filing of ours under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this Report or the performance graph by reference therein.
     Under rules established by the Securities and Exchange Commission, we are required to provide a report explaining the rationale and considerations that led to fundamental compensation decisions affecting our executive officers (including the executive officers named in the Summary Compensation Table above) during the past fiscal year. The report of our compensation committee is set forth below.
     Kenton K. Alder became our President and Chief Executive Officer in March 1999. In December 2005, the compensation committee approved a new three-year employment agreement with Mr. Alder that provides for a base salary of $350,000 (subject to adjustment by our board), which the committee believes to be consistent with industry parameters. The employment agreement also provides customary benefits. Because certain targeted financial performance goals were not achieved in 2005, Mr. Alder did not receive a bonus for 2005. The compensation committee believes that the attributes of Mr. Alder’s compensation provide appropriate performance-based incentives.
     The compensation committee’s general philosophy with respect to the compensation of our other executive officers has been to recommend competitive compensation programs designed to attract and retain key executives critical to our long-term success and to recognize an individual’s contribution and personal performance. Because certain targeted financial performance goals were not achieved in 2005, none of our executive officers received a bonus for 2005. In addition, we maintain stock option plans designed to attract and retain executive officers and other employees and to reward them for delivering long-term value to us.
     The compensation committee reviews all components of compensation for our Chief Executive Officer and our other executive officers, including salary, bonus, stock options, perquisites, and potential severance and change in control payment obligations. A tally sheet setting forth such components of compensation was prepared and reviewed by the compensation committee in 2005. When the compensation committee considers any component of the Chief Executive Officer’s or other named executive officer’s compensation, the compensation committee also takes into consideration the other components of such officer’s total compensation in its decisions.
     The compensation committee typically makes its compensation decisions in a multi-step process. First, the compensation committee reviews and analyzes the Chief Executive Officer’s or other executive officer’s proposed compensation in the context of all components of total compensation for such officer. The compensation committee then has additional time between committee meetings to review compensation survey and other data and to request and review additional information and raise additional questions. The discussion is then continued at one or more subsequent committee meetings, after which the compensation committee then votes.
     Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a federal income tax deduction to public companies for certain compensation in excess of $1 million paid to a corporation’s chief executive officer or any of its four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. We have structured our equity-based compensation plans (i.e., obtained stockholder approval of plans) to qualify the compensation income deemed to be received upon the exercise of stock options granted under the plans as performance-based compensation. We are not currently subject to the limitations of Section 162(m) because none of our executive officers received cash payments from us during 2005 in excess of $1 million.
Dated as of April 24, 2006:
Thomas J. Edman
Robert E. Klatell
John G. Mayer

Compensation Committee Interlocks and Insider Participation
     During the fiscal year ended December 31, 2005, our compensation committee consisted of Messrs. Edman, Klatell, and Mayer. None of these individuals had any contractual or other relationships with us during such fiscal year except as directors. No interlocking relationship exists between any member of our compensation committee and any member of any other company’s board of directors or compensation committee.
Report of the Audit Committee
     The board of directors has appointed an audit committee consisting of three independent directors. All members of the audit committee are able to read and understand fundamental financial statements, including our balance sheet, income statement, and cash flow statement. At least one member of the audit committee has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer, or other senior officer with financial oversight responsibility. Our board of directors has determined that Messrs. Bass, Beck, and Mayer are independent directors, as defined by Rule 4200(a)(14) of the NASD’s listing standards and that Mr. Beck, chairman, qualifies as an “audit committee financial expert.”
     The primary responsibility of the audit committee is to assist the company’s board of directors in fulfilling its responsibility to oversee management’s conduct of the company’s financial reporting process, including overseeing the financial reports and other financial information provided by the company to governmental or regulatory bodies (such as the Securities and Exchange Commission), the public, and other users thereof; the company’s systems of internal accounting and financial controls; and the annual independent audit of the company’s financial statements.
     Management has the responsibility for the financial statements and the reporting process, including the systems of internal controls. The independent registered public accountants are responsible for auditing the financial statements and expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles.
     In fulfilling its oversight responsibilities, the audit committee reviewed the audited financial statements with management and the independent auditors. The audit committee discussed with the independent registered public accounting firm the matters required to be discussed by Statement of Auditing Standards No. 61. This included a discussion of the auditors’ judgments as to the quality, not just the acceptability, of the company’s accounting principles and such other matters as are required to be discussed with the audit committee under generally accepted auditing standards. In addition, the audit committee received from the independent registered public accounting firm written disclosures and the letter required by Independence Standards Board Standard No. 1. The audit committee also discussed with the independent registered public accounting firm the auditors’ independence from management and the company, including the matters covered by the written disclosures and letter provided by the independent registered public accounting firm.
     The audit committee discussed with the company’s independent registered public accounting firm the overall scope and plans for their audits. The audit committee met with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the company, the internal controls, and the overall quality of the financial reporting. The audit committee held ten meetings during the fiscal year ended December 31, 2005.
     Based on the reviews and discussions referred to above, the audit committee recommended to the board of directors, and the board of directors approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the Securities and Exchange Commission.
     This report has been furnished by the audit committee to the company’s board of directors.
James K. Bass
Richard P. Beck
John G. Mayer

PERFORMANCE GRAPH
     The following graph compares, for the period from September 21, 2000 to December 31, 2005, the cumulative total stockholder return on our common stock against the cumulative total return of:
•	the Nasdaq Composite Index; and

•	a peer group consisting of us and two other publicly traded printed circuit board companies that we have selected.
     The graph assumes $100 was invested in our common stock on September 21, 2000, the date on which our common stock became registered under Section 12 of the Securities Exchange Act of 1934 as a result of our initial public offering, and an investment in each of the peer group and the Nasdaq Composite Index, and the reinvestment of all dividends. The companies included in the peer group are Sanmina Corporation (Nasdaq NM: SANM) and Merix Corporation (Nasdaq NM: MERX).
COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG TTM TECHNOLOGIES, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX,
AND A PEER GROUP
* $100 invested on 12/31/00 in stock or index-including reinvestment of dividends.
Fiscal year ending December 31.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
     During fiscal 2005, there were no transactions or series of similar transactions to which we were or are a party that involved an amount exceeding $60,000 and in which any of our directors, executive officers, holders of more than 5% of any class of our voting securities, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest.
RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
     KPMG LLP was our independent registered public accountants for the years ended December 31, 2004 and 2005 and will serve in that capacity for the 2006 fiscal year unless the audit committee deems it advisable to make a substitution. We anticipate that representatives of KPMG LLP will attend the annual meeting, will have the opportunity to make a statement if they desire, and will be available to respond to appropriate questions.
Audit Fees
     The following is a summary of fees, all of which were approved by the audit committee for audit and other professional services during the period from January 1, 2004 through December 31, 2005:

	2004	2005
Audit fees	$1,156,000	$780,000
Audit-related fees	—	—
Tax fees	86,900	60,000
All other fees	—	—

Total	$1,242,000	840,000

     “Audit fees” are fees that we paid to KPMG for the audits of our annual financial statements and management’s assessment of internal control over financial reporting included in the Form 10-K, reviews of financial statements included in Forms 10-Q, and fees related to public offering filings.
Pre-Approval Policy for Independent Registered Public Accountants’ Fees
     In 2003, our audit committee adopted a formal policy concerning pre-approval of all services to be provided by our independent registered public accountants. The policy requires that all proposed services to be provided by KPMG LLP must be pre-approved by the audit committee before any services are performed. This policy includes all audit, tax and consulting services that KPMG LLP may provide to our company. In evaluating whether to engage KPMG LLP for non-audit services, our audit committee considers whether the performance of services other than audit services is compatible with maintaining the independence of KPMG LLP.

PROPOSAL TWO
APPROVAL OF 2006 INCENTIVE COMPENSATION PLAN
     Our board of directors has approved a proposal to adopt a new incentive compensation plan, the 2006 Incentive Compensation Plan, or the 2006 Plan, subject to approval by our stockholders. The full text of the 2006 Plan is included as Annex B to this proxy statement. If approved by our stockholders, the 2006 Plan will be used to provide stock-based incentive compensation to our eligible employees, directors, and independent contractors. Our board of directors believes that the fundamental objectives of a long-term incentive compensation program are to align the interests of management and the stockholders and to create long-term stockholder value. Our board of directors believes that the adoption of the 2006 Plan increases our ability to achieve these objectives by allowing for several different forms of long-term incentive awards, which will help us recruit, reward, motivate, and retain talented personnel. Recent changes in the equity compensation accounting rules, which became effective for us on January 1, 2006, also make it important for us to have greater flexibility under the 2006 Plan than under our existing compensation plans, as competitive equity compensation practices may change materially in connection with the new equity compensation accounting rules.
     Key terms of the 2006 Plan include:
•	We will increase the shares available for grant under our equity compensation plans by a net amount of 3,000,000 shares of our common stock. In addition, we will transfer any available share reserves under the 2000 Plan and the Management Plan to the 2006 Plan as of the date of stockholder approval of the 2006 Plan so that they may be available for future grants under the 2006 Plan.

•	We will no longer make grants under 2000 Plan or the Management Plan.

•	The 2006 Plan permits the grant of stock based awards other than stock options, including the grant of “full value” awards such as restricted stock, stock units, and performance shares.

•	The 2006 Plan explicitly prohibits repricing of options without stockholder approval.

•	The 2006 Plan will permit the qualification of awards under the plan (payable in either stock or cash) as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code (the “Code.”) See “Federal Income Tax Information” below for a more detailed discussion of the application of Section 162(m).

•	Any shares not issued in connection with awards outstanding under the 2000 Plan and the Management Plan will become available for issuance under the 2006 Plan. As of March 31, 2006, 2,764,360 shares of our common stock are issuable upon exercise of outstanding options (as described in more detail below under the section heading “Shares Available for Awards”).
     As of March 31, 2006, an aggregate of 2,764,360 shares of our common stock are issuable upon exercise of outstanding options and we have available 4,094,021 shares for issuance under our 2000 Plan and the Management Plan. Our board of directors has approved the 2006 Plan, subject to approval from our stockholders at the annual meeting. If the 2006 Plan is approved by our stockholders, no further grants will be made under our 2000 Plan and our Management Plan, and any shares available for grants under those plans will become available for grant under the 2006 Plan. If the 2006 Plan is not approved by our stockholders at our annual meeting, our existing plans will remain in effect. Our board of directors recommends a vote “FOR” the proposal to approve the 2006 Plan.

Description of the 2006 Plan
     The material features of the 2006 Plan are outlined below. This summary is qualified in its entirety by reference to the complete text of the 2006 Plan. Stockholders are urged to read the actual text of the 2006 Plan in its entirety, which is set forth as Annex B to this proxy statement.
     Awards
     The terms of the 2006 Plan provide for the grant of stock options, stock appreciation rights, restricted stock, stock units, bonus stock, dividend equivalents, other stock related awards, and performance awards that may be settled in cash, stock, or other property.
     Shares available for awards
     The total number of shares of our common stock that may be subject to awards under the 2006 Plan is equal to 3,000,000 shares, plus (i) any shares available for issuance and not subject to an award under the 2000 Plan or the Management Plan, (ii) the number of shares with respect to which awards granted under the 2006 Plan, 2000 Plan, and the Management Plan terminate without the issuance of the shares or where the shares are forfeited or repurchased; (iii) with respect to awards granted under the 2006 Plan, 2000 Plan and the Management Plan, the number of shares which are not issued as a result of the award being settled for cash or otherwise not issued in connection with the exercise or payment of the award; and (iv) the number of shares that are surrendered or withheld in payment of the exercise price of any award or any tax withholding requirements in connection with any award granted under the 2006 Plan, 2000 Plan and the Management Plan.
     Limitations on awards
     The 2006 Plan imposes individual limitations on certain awards, in part to comply with Section 162(m) of the Internal Revenue Code of 1986. Under these limitations, no more than 1,000,000 shares of our common stock reserved for issuance under the 2006 Plan may be granted to an individual during any fiscal year pursuant to any stock options or stock appreciation rights granted under the 2006 Plan and no more than 1,000,000 shares of our common stock reserved for issuance under the 2006 Plan may be granted to an individual during any fiscal year pursuant to all awards other than stock options or stock appreciation rights granted under the 2006 Plan. The maximum amount that may be earned by any one participant as a performance award (payable in cash) or other cash award is $5,000,000 per calendar year. No outstanding options may be repriced without stockholder approval (that is, we cannot amend an outstanding option to lower the exercise price or exchange an outstanding option for a new option with a lower exercise price without stockholder approval). In addition, the 2006 Plan prohibits us from exchanging an outstanding option with an exercise price above the then current fair market value of our common stock for cash, other awards, or other property.
     Capitalization adjustments
     In the event that a dividend or other distribution (whether in cash, shares of common stock, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution, or other similar corporate transaction or event affects our common stock or our other securities or the securities of any other issuer, so that an adjustment, substitution, or exchange is determined to be appropriate by the plan administrator, then the plan administrator is authorized to adjust any or all of the following as the plan administrator deems appropriate: (1) the kind and number of shares available under the 2006 Plan, (2) the kind and number of shares subject to limitations on awards described in the preceding paragraph, (3) the kind and number of shares subject to all outstanding awards, (4) the exercise price, grant price, or purchase price relating to any award, and (5) other affected terms of awards.

     Eligibility
     The persons eligible to receive awards under the 2006 Plan consist of officers, directors, employees, and independent contractors. However, incentive stock options may be granted under the 2006 Plan only to our employees, including our officers who are employees.
     Administration
     Our board of directors will administer the 2006 Plan unless it delegates administration of the 2006 Plan to one or more committees of our board of directors. Together, our board of directors and any committee(s) delegated to administer the 2006 Plan are referred to as the plan administrator. If a committee is delegated to administer the 2006 Plan, then the committee members may be “non-employee directors” as defined by Rule 16b-3 of the Securities Exchange Act, “outside directors” for purposes of Section 162(m), and independent as defined by Nasdaq or any other national securities exchange on which any of our securities may be listed for trading in the future. Subject to the terms of the 2006 Plan, the plan administrator is authorized to select eligible persons to receive awards, determine the type and number of awards to be granted and the number of shares of our common stock to which awards will relate, specify times at which awards will be exercisable or may be settled (including performance conditions that may be required as a condition thereof), set other terms and conditions of awards, prescribe forms of award agreements, interpret and specify rules and regulations relating to the 2006 Plan, and make all other determinations that may be necessary or advisable for the administration of the 2006 Plan. The plan administrator may amend the terms of outstanding awards, in its discretion. Any amendment that adversely affects the rights of the award recipient, however, must receive the approval of such recipient.
     Stock options and stock appreciation rights
     The plan administrator is authorized to grant stock options, including both incentive stock options and non-qualified stock options. In addition, the plan administrator is authorized to grant stock appreciation rights, which entitle the participant to receive the appreciation in our common stock between the grant date and the exercise date of the stock appreciation right. The plan administrator determines the exercise price per share subject to an option and the grant price of a stock appreciation right. The per share exercise price of an incentive stock option, however, must not be less than the fair market value of a share of common stock on the grant date. The plan administrator generally will fix the maximum term of each option or stock appreciation right, the times at which each stock option or stock appreciation right will be exercisable, and provisions requiring forfeiture of unexercised stock options or stock appreciation rights at or following termination of employment or service, except that no incentive stock option may have a term exceeding ten years. Stock options may be exercised by payment of the exercise price in any form of legal consideration specified by the plan administrator, including cash, shares (including cancellation of a portion of the shares subject to the award), outstanding awards or other property having a fair market value equal to the exercise price. Options may also be exercisable in connection with a broker-assisted sales transaction (a “cashless exercise”) as determined by the plan administrator. The plan administrator determines methods of exercise and settlement and other terms of the stock appreciation rights.
     Restricted Stock and Stock Units
     The plan administrator is authorized to grant restricted stock and stock units. Restricted stock is a grant of shares of common stock, which may not be sold or disposed of and which may be forfeited in the event of certain terminations of employment or service, prior to the end of a restricted period specified by the plan administrator. A participant granted restricted stock generally has all of the rights of one of our stockholders, unless otherwise determined by the plan administrator. An award of a stock unit confers upon a participant the right to receive shares of common stock at the end of a specified period, and may be subject to possible forfeiture of the award in the event of certain terminations of employment prior to the end of a specified period. Prior to settlement, an award of a stock unit carries no voting or dividend rights or other rights associated with share ownership, although dividend equivalents may be granted, as discussed below.

     Dividend Equivalents
     The plan administrator is authorized to grant dividend equivalents conferring on participants the right to receive, currently or on a deferred basis, cash, shares of common stock, other awards, or other property equal in value to dividends paid on a specific number of shares of common stock or other periodic payments. Dividend equivalents may be granted alone or in connection with another award, may be paid currently or on a deferred basis and, if deferred, may be deemed to have been reinvested in additional shares of common stock, awards or otherwise as specified by the plan administrator. Currently, there are no outstanding dividend equivalent awards, either with other outstanding awards under any of our incentive compensation plans or as stand-alone awards.
     Bonus Stock and Awards in Lieu of Cash Obligations
     The plan administrator is authorized to grant shares of common stock as a bonus free of restrictions for services performed for us or to grant shares of common stock or other awards in lieu of our obligations to pay cash under the 2006 Plan or other plans or compensatory arrangements, subject to such terms as the plan administrator may specify.
     Other Stock Based Awards
     The plan administrator is authorized to grant awards under the 2006 Plan that are denominated or payable in, valued by reference to, or otherwise based on or related to shares of common stock. Such awards might include convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of common stock, purchase rights for shares of common stock, awards with value and payment contingent upon our performance or any other factors designated by the plan administrator, and awards valued by reference to the book value of shares of our common stock or the value of securities of or the performance of specified subsidiaries or business units. The plan administrator determines the terms and conditions of such awards.
     Performance Awards
     The right of a participant to exercise or receive a grant or settlement of an award, and the timing thereof, may be subject to such performance conditions, including subjective individual goals, as may be specified by the plan administrator. In addition, the 2006 Plan authorizes specific performance awards, which represent a conditional right to receive cash, shares of our common stock, or other awards upon achievement of certain pre-established performance goals and subjective individual goals during a specified fiscal year. Performance awards granted to persons whom the plan administrator expects will, for the year in which a deduction arises, be “covered employees” (as defined below) may, if and to the extent intended by the plan administrator, be subject to provisions that should qualify such awards as “performance based” compensation not subject to the limitation on tax deductibility by us under Section 162(m). For purposes of Section 162(m), the term “covered employee” means our chief executive officer and our four highest compensated officers as of the end of a taxable year as disclosed in our SEC filings. If and to the extent required under Section 162(m), any power or authority relating to a performance award intended to qualify under Section 162(m) is to be exercised by a committee which will qualify under Section 162(m), rather than our board of directors.
     Subject to the requirements of the 2006 Plan, the plan administrator will determine performance award terms, including the required levels of performance with respect to specified business criteria, the corresponding amounts payable upon achievement of such levels of performance, termination and forfeiture provisions, and the form of settlement. One or more of the following business criteria based on our consolidated financial statements, and/or those of its affiliates, or for its business units (except with respect to the total shareholder return and earnings per share criteria), will be used by the plan administrator in establishing performance goals for performance awards designed to comply with the performance-based compensation exception to Section 162(m): (1) earnings per share; (2) revenues or gross margins; (3) cash flow; (4) operating margin; (5) return on net assets, investment, capital, or equity; (6) economic value added; (7) direct contribution; (8) net income; pretax earnings; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings after interest expense and before extraordinary or special items; operating income; income before interest income or expense, unusual items and income taxes, local, state or federal and excluding budgeted and actual bonuses which might be paid under any of our ongoing bonus plans; (9) working capital; (10) management of fixed costs or variable costs; (11) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures; (12) total stockholder return; and (13) debt reduction. For covered employees, the performance goals and the determination of their achievement shall be made in accordance with Section 162(m). The plan administrator is authorized to adjust performance conditions and other terms of awards in response to unusual or nonrecurring events, or in response to changes in applicable laws, regulations, or accounting principles.
     Other Terms of Awards
     Awards may be settled in the form of cash, shares of our common stock, other awards, or other property in the discretion of the plan administrator. Awards under the 2006 Plan are generally granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. The plan administrator may require or permit participants to defer the settlement of all or part of an award in accordance with such terms and conditions as the plan administrator may establish, including payment or crediting of interest or dividend equivalents on deferred amounts, and the crediting of earnings, gains, and losses based on deemed investment of deferred amounts in specified investment vehicles. The plan administrator is authorized to place cash, shares of our common stock, or other property in trusts or make other arrangements to provide for payment of our obligations under the 2006 plan. The plan administrator may condition any payment relating to an award on the withholding of taxes and may provide that a portion of any shares of our common stock or other property to be distributed will be withheld (or previously acquired shares of our common stock or other property be surrendered by the participant) to satisfy withholding and other tax obligations. Awards granted under the 2006 plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant’s death, except that the plan administrator may, in its discretion, permit transfers of awards subject to any applicable legal restrictions.
     Acceleration of Vesting; Change in Control
     The plan administrator, in its discretion, may accelerate the vesting, exercisability, lapsing of restrictions, or expiration of deferral of any award, including if we undergo a “change in control,” as defined in the 2006 Plan. In addition, the plan administrator may provide that the performance goals relating to any performance-based award will be deemed to have been met upon the occurrence of any “change in control.” The award agreement may provide for the vesting of an award upon a change of control, including vesting if a participant is terminated by us or our successor without “cause” or terminates for “good reason.”
     To the extent we undergo a corporate transaction (as defined in the 2006 Plan), the 2006 Plan provides that outstanding awards may be assumed, substituted for or continued in accordance with their terms. If the awards are not assumed, substituted for or continued, to the extent applicable, such awards will terminate immediately prior to the close of the corporate transaction. The plan administrator may, in its discretion, either cancel the outstanding awards in exchange for a cash payment or vest all or part of the award contingent on the corporate transaction. With respect to a corporate transaction after which our stockholders immediately prior to the corporate transaction own 90% or more of the successor company after the corporate transaction, awards under the 2006 Plan must be assumed, continued, or substituted for.
     Amendment and Termination
     Our board of directors may amend, alter, suspend, discontinue, or terminate the 2006 Plan or the plan administrator’s authority to grant awards without further stockholder approval, except stockholder approval will be obtained for any amendment or alteration if such approval is deemed necessary and advisable by our board of directors. Unless earlier terminated by our board of directors, the 2006 Plan will terminate on the earlier of (1) ten years after the later of (x) the adoption by our board of directors of the 2006 Plan and (y) the approval of an increase in the number of shares reserved under the 2006 Plan by our board of directors (contingent upon such increase being approved by our stockholders) and (2) such time as no shares of our common stock remain available for issuance under the 2006 Plan and no further rights or obligations with respect to outstanding awards are outstanding under the 2006 Plan. Amendments to the 2006 Plan or any award require the consent of the affected participant if the amendment has a material adverse effect on the participant.

Federal Income Tax Consequences of Awards
     The information set forth below is a summary only and does not purport to be complete. In addition, the information is based upon current federal income tax rules and therefore is subject to change when those rules change. Moreover, because the tax consequences to any recipient may depend on his or her particular situation, each recipient should consult the recipient’s tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of an award or the disposition of stock acquired as a result of an award. The 2006 Plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974.
     Nonqualified Stock Options
     Generally, there is no taxation upon the grant of a nonqualified stock option where the option is granted with an exercise price per share equal to the fair market value of the underlying stock on the grant date. On exercise, an optionee will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the stock received over the exercise price paid. If the optionee is our employee or an employee of one of our affiliates, that income will be subject to employment taxes and withholding tax. The optionee’s tax basis in those shares will be equal to their fair market value on the date of exercise of the option, and the optionee’s capital gain holding period for those shares will begin on that date.
     Subject to the requirement of reasonableness, the provisions of Section 162(m) and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the optionee.
     Incentive Stock Options
     The 2006 Plan provides for the grant of stock options that qualify as “incentive stock options,” which are referred to as ISOs, as defined in Section 422 of the Code. Under the Code, an optionee generally is not subject to ordinary income tax upon the grant or exercise of an ISO. In addition, if the optionee holds a share received on exercise of an ISO for at least two years from the date the option was granted and at least one year from the date the option was exercised, which is referred to as the Required Holding Period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder’s tax basis in that share will be long-term capital gain or loss.
     If, however, an optionee disposes of a share acquired on exercise of an ISO before the end of the Required Holding Period, which is referred to as a Disqualifying Disposition, the optionee generally will recognize ordinary income in the year of the Disqualifying Disposition equal to the excess, if any, of the fair market value of the share on the date the ISO was exercised over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the option, the amount of ordinary income recognized by the optionee will not exceed the gain, if any, realized on the sale. If the amount realized on a Disqualifying Disposition exceeds the fair market value of the share on the date of exercise of the option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.
     For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired on exercise of an ISO exceeds the exercise price of that option generally will be an adjustment included in the optionee’s alternative minimum taxable income for the year in which the option is exercised. If, however, there is a Disqualifying Disposition of the share in the year in which the option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. If there is a Disqualifying Disposition in a later year, no income with respect to the Disqualifying Disposition is included in the optionee’s alternative minimum taxable income for that year. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the option is exercised.
     We are not allowed an income tax deduction with respect to the grant or exercise of an incentive stock option or the disposition of a share acquired on exercise of an incentive stock option after the Required Holding

Period. If there is a Disqualifying Disposition of a share, however, we are allowed a deduction in an amount equal to the ordinary income includible in income by the optionee, subject to Section 162(m) and provided that amount is reasonable, and either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.
     Stock Awards
     Generally, the recipient of a stock award will recognize ordinary compensation income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary compensation income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days of his or her receipt of the stock award, to recognize ordinary compensation income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient in exchange for the stock. If the recipient is our employee or an employee of one of our affiliates, any income recognized will be subject to employment taxes and withholding tax.
     The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.
     Subject to the requirement of reasonableness, the provisions of Section 162(m) and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.
     Stock Appreciation Rights
     We may grant stock appreciation rights separate from any other award, which is referred to as stand-alone stock appreciation rights, or in tandem with options, which is referred to as tandem stock appreciation rights, under the 2006 Plan.
     With respect to stand-alone stock appreciation rights, where the rights are granted with a strike price equal to the fair market value of the underlying stock on the grant date and where the recipient may only receive the appreciation inherent in the stock appreciation rights in shares of our common stock, the recipient will recognize ordinary compensation income equal to the fair market value of the stock on the day the right is exercised and the shares of our common stock are delivered. If the recipient may receive the appreciation inherent in the stock appreciation rights in cash and the stock appreciation right has been structured to conform to the requirements of Section 409A of the Code, the cash will be taxable as ordinary compensation income to the recipient at the time that the cash is received.
     We have not granted and do not plan to grant any tandem stock appreciation rights, due to the adverse tax consequences of such awards under Section 409A of the Code.
     Subject to the requirement of reasonableness, the provisions of Section 162(m), and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.
     Stock Units
     Generally, the recipient of a stock unit structured to conform to the requirements of Section 409A of the Code or an exception to Section 409A of the Code will recognize ordinary compensation income at the time the stock is delivered equal to the excess, if any, of the fair market value of the shares of our common stock received over any amount paid by the recipient in exchange for the shares of our common stock. To conform to the requirements of Section 409A of the Code, the shares of our common stock subject to a stock unit award may only be delivered upon one of the following events: a fixed calendar date, separation from service, death, disability or a change of control. If delivery occurs on another date, unless the stock units qualify for an exception to the requirements of Section 409A of the Code, in addition to the tax treatment described above, there will be an additional twenty percent excise tax and interest on any taxes owed.
     The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock units will be the amount paid for such shares plus any ordinary income recognized when the stock is delivered.
     Subject to the requirement of reasonableness, the provisions of Section 162(m) and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.
     Dividend Equivalents
     Generally, the recipient of a dividend equivalent award will recognize ordinary compensation income at the time the dividend equivalent award is received equal to the fair market value of any payments received under the dividend equivalent award. Subject to the requirement of reasonableness, the provisions of Section 162(m) and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the dividend equivalent.
     Section 162 Limitations
     Section 162(m) denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to such covered employee exceeds $1 million. It is possible that compensation attributable to stock awards, when combined with all other types of compensation received by a covered employee from us, may cause this limitation to be exceeded in any particular year. For purposes of Section 162(m), the term “covered employee” means our chief executive officer and our four highest compensated officers as of the end of a taxable year as disclosed in our SEC filings.
     Certain kinds of compensation, including qualified “performance-based” compensation, are disregarded for purposes of the Section 162(m) deduction limitation. In accordance with Treasury regulations issued under Section 162(m), compensation attributable to certain stock awards will qualify as performance-based compensation if the award is granted by a committee of our board of directors consisting solely of “outside directors” and the stock award is granted (or exercisable) only upon the achievement (as certified in writing by the committee) of an objective performance goal established in writing by the committee while the outcome is substantially uncertain, and the material terms of the 2006 Plan under which the award is granted is approved by stockholders. A stock option or stock appreciation right may be considered “performance-based” compensation as described in the previous sentence or by meeting the following requirements: the incentive compensation plan contains a per-employee limitation on the number of shares for which stock options and stock appreciation rights may be granted during a specified period, the material terms of the plan are approved by the shareholders, and the exercise price of the option or right is no less than the fair market value of the stock on the date of grant.
     New Plan Benefits
     Except as described below, the following table sets forth information concerning the benefits or amounts under the 2006 Plan that we have estimated will be received by the persons indicated on an annualized basis. Because such benefits or amounts are not determinable, we have allocated such amounts based on what the persons indicated would have received had the 2006 Plan been in effect in fiscal 2005.

		Number
Name and Position	Dollar Value ($)	of Units
Kenton K. Alder	Fair market value on date of grant	69,500
Steven W. Richards	Fair market value on date of grant	19,000
O. Clay Swain	Fair market value on date of grant	38,000
Shane S. Whiteside	Fair market value on date of grant	38,000
Daniel L. Felsenthal	Fair market value on date of grant	17,500
Executive officers as a group	Fair market value on date of grant	182,000
Non-executive directors as a group	Fair market value on date of grant	20,000
All non-executive employees as a group	Fair market value on date of grant	420,700

2005 ANNUAL REPORT ON FORM 10-K
     We have mailed with this proxy statement a copy of our annual report to each stockholder of record as of April 24, 2006. If a stockholder requires an additional copy of our annual report, we will provide one, without charge, on the written request of any such stockholder addressed to our Secretary at TTM Technologies, Inc., 2630 South Harbor Blvd., Santa Ana, California 92704.
STOCKHOLDER PROPOSALS FOR THE 2007 ANNUAL MEETING
     We must receive stockholder proposals that are intended to be presented at our annual meeting of stockholders to be held during calendar year 2007 no later than December 29, 2006, in order to be included in the proxy statement and form of proxy relating to such meeting. Pursuant to Rule 14a-4 under the Securities Exchange Act of 1934, we intend to retain discretionary authority to vote proxies with respect to stockholder proposals for which the proponent does not seek to have us include the proposed matter in the proxy statement for the annual meeting to be held during calendar year 2007, except in circumstances where (a) we receive notice of the proposed matter no later than December 29, 2006, and (b) the proponent complies with the requirements set forth in Rule 14a-4.
OTHER MATTERS
     As of the date of this proxy statement, we know of no matter that will be presented for consideration at the annual meeting other than the election of directors and the approval of the Reincorporation. If, however, any other matter should properly come before the annual meeting for action by stockholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

By Order of the Board of Directors,

Steven W. Richards, Secretary

Santa Ana, California
April 28, 2006

ANNEX A
TTM TECHNOLOGIES, INC.
AUDIT COMMITTEE CHARTER
Organization
There shall be a committee of the board of directors of TTM Technologies, Inc. to be known as the Audit Committee. The Audit Committee shall be comprised of at least three directors, none of whom shall be employees of the company and each of whom shall be free from any relationship that would interfere with the exercise of his or her independent judgment, as determined by the Board of Directors and in accordance with the independence requirements of The Nasdaq Stock Market (“Nasdaq”) and the rules and regulations of the Securities and Exchange Commission (“SEC”). The members of the Audit Committee shall also be able to read and understand the financial statements of the company and otherwise comply with the experience requirements of the Nasdaq and SEC rules and regulations.
Statement of Policy
The Audit Committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the company, and the quality and integrity of the financial reports of the company. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the directors, the independent auditors, and the financial management of the company. The Audit Committee shall also establish procedures, and maintain easy access to the Audit Committee, for all employees and consultants to the company to voice concerns and report potential misconduct to the Audit Committee. The Audit Committee shall have a clear understanding with management and the independent auditors that the independent auditors are to report directly to the Audit Committee, and that the independent auditors are ultimately accountable to the Board and the Audit Committee, as representatives of the company’s shareholders.
Responsibilities
In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and financial reporting practices of the company are in accordance with all requirements and are of the highest quality.
In carrying out these responsibilities, the Audit Committee will:
•	Meet quarterly to review company financial information, prior to the release of such information to the public.

•	Have sole authority to hire and terminate the independent auditors.

•	Have sole responsibility for all functions of the independent auditors, who shall report to the Committee.

•	Negotiate, execute and deliver the engagement letter to be entered into between the company and the independent auditors, and establish the compensation to be received by the independent auditors.

•	Evaluate on a periodic basis the independent auditors to be engaged to audit the financial statements of the company and its divisions and subsidiaries.

•	Have the sole authority to approve non-audit services to be performed by the independent auditors, but only as permitted by the Nasdaq rules and the rules and regulations of the SEC, which authority the Audit Committee may delegate to one or more members of the Audit Committee.

•	Meet with the independent auditors and financial management of the company to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

•	Review with the independent auditors, the company’s internal auditor, if applicable, and financial and accounting personnel, the adequacy and effectiveness of the accounting, financial and disclosure controls of the company, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable.

•	Review the company’s quarterly and annual financial statements, Management’s Discussion and Analysis sections of Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q with management and the independent auditors, as well as reserves and estimates and the assumptions therefore and all significant correcting adjustments identified by the independent auditors or disagreements between management and the independent auditors, to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders.

•	Review the company’s critical accounting policies and practices and alternative treatments of financial information with management and the independent auditors. Discuss with the independent auditors matters required to be discussed under Statement of Auditing Standards No. 100 and their judgment of the quality.

•	Approve new or material changes in the Company’s accounting principles, practices and policies on assumptions.

•	Provide sufficient opportunity for the independent auditors to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors’ evaluation of the company’s financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit, including their access to all requested records, data and information.

•	Receive written statements from the independent auditors delineating all relationships between the independent auditors and the company consistent with Independence Standards Board Standard No. 1, and consider and discuss with the auditors any disclosed relationships or services that could affect the auditors’ objectivity and independence, and if so determined by the Audit Committee, take appropriate action to resolve issues regarding the independence of the auditors.

•	Review from time to time the company’s accounting and financial human resources and succession planning for those functions.

•	Investigate any matter brought to its attention within the scope of its duties, with the power to retain and pay for, out of company funds, outside counsel and other advisors for this purpose if, in its judgment, that is appropriate.

•	Review and approve related party transactions as such term is used by SFAS No. 57 or by rules of Nasdaq or the SEC, as required by any ethics policy adopted by the Board or the Audit Committee or as otherwise required to be disclosed in the company’s financial statements or periodic filings with the SEC. It is management’s responsibility to bring such related party transactions to the attention of the members of the Audit Committee.

•	Review company press releases containing pro forma financial information for the purpose of ensuring that such press releases properly disclose financial information presented in accordance with generally accepted accounting principles, adequately disclose how such pro forma information differs from financial information presented in accordance with generally accepted accounting principles and do not give undue prominence to such pro forma information or otherwise provide misleading presentations of the company’s results of operations or financial condition.

•	Have the sole authority to approve the hiring of any employee who is employed by the independent auditor, or has been employed by the independent auditor within the five years prior to the date of determination whether or not to hire such employee.

•	Establish and maintain procedures for, and a policy of, open access to the members of the Audit Committee by the employees and consultants to the company to enable the employees and consultants to bring to the attention of the Audit Committee concerns held by such employees and consultants regarding the financial reporting of the company, and to report potential misconduct to the Audit Committee.

•	Prepare the report required by the rules of the Securities and Exchange Commission to be included in the company’s annual proxy statement and approve certifications required by the Nasdaq.

•	Review and assess the adequacy of this charter annually and recommend any proposed changes to the Board for approval.

•	Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each committee meeting with, the board of directors.

•	Perform such other functions and to have such power as it may deem necessary or advisable in the efficient and lawful discharge of the foregoing.

ANNEX B
TTM Technologies, Inc.
2006 Incentive Compensation Plan
     1. Purpose. The purpose of this Plan is to assist the Company and its Related Entities in attracting, motivating, retaining and rewarding high-quality Employees, officers, Directors and Consultants by enabling such persons to acquire or increase a proprietary interest in the Company in order to strengthen the mutuality of interests between such persons and the Company’s shareholders, and providing such persons with annual and long-term performance incentives to expend their maximum efforts in the creation of shareholder value. The Plan is intended to qualify certain compensation awarded under the Plan for tax deductibility under Section 162(m) of the Code (as hereafter defined) to the extent deemed appropriate by the Plan Administrator.
     2. Definitions. For purposes of the Plan, the following terms shall be defined as set forth below.
          (a) “2000 Plan Award” means a stock award granted under the 2000 Equity Compensation Plan.
          (b) “Applicable Laws” means the requirements relating to the administration of equity compensation plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, the rules and regulations of any stock exchange upon which the Common Stock is listed and the applicable laws of any foreign country or jurisdiction where Awards are granted under the Plan.
          (c) “Award” means any award granted pursuant to the terms of this Plan, including an Option, Stock Appreciation Right, Restricted Stock, Stock Unit, Stock granted as a bonus or in lieu of another award, Dividend Equivalent, Other Stock-Based Award or Performance Award, together with any other right or interest, granted to a Participant under the Plan.
          (d) “Award Agreement” means the written agreement evidencing an Award granted under the Plan.
          (e) “Beneficiary” means the person, persons, trust or trusts which have been designated by a Participant in his or her most recent written beneficiary designation filed with the Plan Administrator to receive the benefits specified under the Plan upon such Participant’s death or to which Awards or other rights are transferred if and to the extent permitted under Section 10(b) hereof. If, upon a Participant’s death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.
          (f) “Beneficial Owner”, “Beneficially Owning” and “Beneficial Ownership” shall have the meanings ascribed to such terms in Rule 13d-3 under the Exchange Act and any successor to such Rule.
          (g) “Board” means the Company’s Board of Directors.
          (h) “Cause” shall, with respect to any Participant, have the meaning specified in the Award Agreement. In the absence of any definition in the Award Agreement, “Cause” shall have the equivalent meaning or the same meaning as “cause” or “for cause” set forth in any employment, consulting, change in control or other agreement for the performance of services between the Participant and the Company or a Related Entity or, in the absence of any such definition in such agreement, such term shall mean (i) the failure by the Participant to perform his or her duties as assigned by the Company (or a Related Entity) in a reasonable manner, (ii) any violation or breach by the Participant of his or her employment, consulting or other similar agreement with the Company (or a Related Entity), if any, (iii) any violation or breach by the Participant of his or her confidential information and invention assignment, non-competition, non-solicitation, non-disclosure and/or other similar agreement with the Company or a Related Entity, if any, (iv) any act by the Participant of dishonesty or bad faith with respect to the Company (or a Related Entity), (v) any material violation or breach by the Participant of the Company’s or a Related Entity’s policy for employee conduct, if any, (vi) use of alcohol, drugs or other similar substances in a manner that adversely affects the Participant’s work performance, or (vii) the commission by the Participant of any act, misdemeanor, or crime reflecting unfavorably upon the Participant or the Company or any Related Entity. The good faith determination by the Plan Administrator of whether the Participant’s Continuous Service was terminated by the Company for “Cause” shall be final and binding for all purposes hereunder.
          (i) “Change in Control” means and shall be deemed to have occurred on the earliest of the following dates:
                    (i) the date on which any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) obtains “beneficial ownership” (as defined in Rule 13d 3 of the Exchange Act) or a pecuniary interest in thirty-five percent (35%) or more of the Voting Stock;
                    (ii) the consummation of a merger, consolidation, reorganization or similar transaction other than a transaction: (1) (a) in which substantially all of the holders of Company’s Voting Stock hold or receive directly or indirectly fifty percent (50%) or more of the voting stock of the resulting entity or a parent company thereof, in substantially the same proportions as their ownership of the Company immediately prior to the transaction; or (2) in which the holders of Company’s capital stock immediately before such transaction will, immediately after such transaction, hold as a group on a fully diluted basis the ability to elect at least a majority of the directors of the surviving corporation (or a parent company);
                    (iii) there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an entity, fifty percent (50%) or more of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale, lease, license or other disposition; or
                    (iv) individuals who, on the date this Plan is adopted by the Board, are Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Directors; provided, however, that if the appointment or election (or nomination for election) of any new Director was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board.
     For purposes of determining whether a Change in Control has occurred, a transaction includes all transactions in a series of related transactions, and terms used in this definition but not defined are used as defined in the Plan. The term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.
     Notwithstanding the foregoing or any other provision of this Plan, the definition of Change in Control (or any analogous term) in an individual written agreement between the Company and the Participant shall supersede the foregoing definition with respect to Awards subject to such agreement (it being understood, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply).
          (j) “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.
          (k) “Committee” means a committee designated by the Board to administer the Plan with respect to at least a group of Employees, Directors or Consultants.
          (l) “Company” means TTM Technologies, Inc., a Delaware corporation.
          (m) “Consultant” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

          (n) “Continuous Service” means uninterrupted provision of services to the Company or any Related Entity in the capacity as either an officer, Employee, Director or Consultant. Continuous Service shall not be considered to be interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entities, or any successor entities, in the capacity as either an officer, Employee, Director or Consultant or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in the capacity as either an officer, Employee, Director, Consultant (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.
          (o) “Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:
                    (i) a sale, lease, exclusive license or other disposition of a substantial portion of the consolidated assets of the Company and its Subsidiaries, as determined by the Plan Administrator, in its discretion;
                    (ii) a sale or other disposition of more than twenty percent (20%) of the outstanding securities of the Company; or
                    (iii) a merger, consolidation, reorganization or similar transaction, whether or not the Company is the surviving corporation.
          (p) “Covered Employee” means an Eligible Person who is a Covered Employee as specified in Section 7(d) of the Plan.
          (q) “Director” means a member of the Board or the board of directors of any Related Entity.
          (r) “Disability” means a permanent and total disability (within the meaning of Section 22(e) of the Code), as determined by a medical doctor satisfactory to the Plan Administrator.
          (s) “Dividend Equivalent” means a right, granted to a Participant under Section 6(g) hereof, to receive cash, Shares, other Awards or other property equal in value to dividends paid with respect to a specified number of Shares or other periodic payments.
          (t) “Effective Date” means the effective date of this Plan, which shall be the date this Plan is adopted by the Board, subject to the approval of the shareholders of the Company.
          (u) “Eligible Person” means each officer, Director, Employee or Consultant. The foregoing notwithstanding, only employees of the Company, any Parent or any Subsidiary shall be Eligible Persons for purposes of receiving Incentive Stock Options. An Employee on leave of absence may be considered as still in the employ of the Company or a Related Entity for purposes of eligibility for participation in the Plan.
          (v) “Employee” means any person, including an officer or Director, who is an employee of the Company or any Related Entity. The payment of a director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company.
          (w) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.
          (x) “Executive Officer” means an executive officer of the Company as defined under the Exchange Act.
          (y) “Fair Market Value” means the fair market value of Shares, Awards or other property as determined by the Plan Administrator, or under procedures established by the Plan Administrator. Unless otherwise determined by the Plan Administrator, the Fair Market Value of Shares as of any given date, after which the Shares are publicly traded on a stock exchange or market, shall be the closing sale price per share reported on a consolidated basis for stock listed on the principal stock exchange or market on which Shares is traded on the date as of which such value is being determined or, if there is no sale on that date, then on the last previous day on which a sale was reported.
          (z) “Good Reason” shall, with respect to any Participant, have the meaning specified in the Award Agreement. In the absence of any definition in the Award Agreement, “Good Reason” shall have the equivalent meaning (or the same meaning as “good reason” or “for good reason”) set forth in any employment, consulting, change in control or other agreement for the performance of services between the Participant and the Company or a Related Entity or, in the absence of any such definition in such agreement(s), such term shall mean (i) the assignment to the Participant of any duties inconsistent in any material respect with the Participant’s position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as assigned by the Company (or a Related Entity) or any other action by the Company (or a Related Entity) which results in a material diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company (or a Related Entity) promptly after receipt of notice thereof given by the Participant; (ii) any failure by the Company (or a Related Entity) to comply with its obligations to the Participant as agreed upon, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company (or a Related Entity) promptly after receipt of notice thereof given by the Participant; (iii) the Company’s (or Related Entity’s) requiring the Participant to be based at any office or location more than fifty (50) miles from the location of employment as of the date of Award, except for travel reasonably required in the performance of the Participant’s responsibilities; (iv) any purported termination by the Company (or a Related Entity) of the Participant’s Continuous Service otherwise than for Cause, as defined in Section 2(f), death, or by reason of the Participant’s Disability as defined in Section 2(o); or (v) any reduction in the Participant’s base salary (unless such reduction is part of Company-wide reduction that affects a majority of the persons of comparable level to the Participant).
          (aa) “Incentive Stock Option” means any Option intended to be designated as an incentive stock option within the meaning of Section 422 of the Code or any successor provision thereto.
          (bb) “Management Plan Award” means a stock award granted under the Management Stock Option Plan.
          (cc) “Non-Employee Director” means a Director of the Company who is not an Employee.
          (dd) “Non-Qualified Stock Option” means any Option that is not intended to be designated as an incentive stock option within the meaning of Section 422 of the Code or any successor provision thereto.
          (ee) “Option” means a right, granted to a Participant under Section 6(b) hereof, to purchase Shares or other Awards at a specified price during specified time periods.
          (ff) “Other Stock-Based Awards” means Awards granted to a Participant pursuant to Section 6(h) hereof.
          (gg) “Parent” means any corporation (other than the Company), whether now or hereafter existing, in an unbroken chain of corporations ending with the Company, if each of the corporations in the chain (other than the Company) owns stock possessing fifty percent (50%) or more of the combined voting power of all classes of stock in one of the other corporations in the chain.
          (hh) “Participant” means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.
          (ii) “Performance Award” means a right, granted to an Eligible Person under Sections 6(h) or 7 hereof, to receive Awards based upon performance criteria specified by the Plan Administrator.
          (jj) “Performance Period” means that period established by the Plan Administrator at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Plan Administrator with respect to such Award are to be measured.

          (kk) “Person” has the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, and shall include a “group” as defined in Section 12(d) thereof.
          (ll) “Plan” means this TTM Technologies, Inc. 2006 Incentive Compensation Plan.
          (mm) “Plan Administrator” means the Board or any Committee delegated by the Board to administer the Plan. There may be different Plan Administrators with respect to different groups of Eligible Persons.
          (nn) “Related Entity” means any Parent, Subsidiary and any business, corporation, partnership, limited liability company or other entity designated by the Plan Administrator in which the Company, a Parent or a Subsidiary, directly or indirectly, holds a substantial ownership interest.
          (oo) “Restricted Stock” means Stock granted to a Participant under Section 6(d) hereof, that is subject to certain restrictions, including a risk of forfeiture.
          (pp) “Rule 16b 3” and “Rule 16a 1(c)(3)” means Rule 16b 3 and Rule 16a 1(c)(3), as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.
          (qq) “Share” means a share of the Company’s Common Stock, and the share of such other securities as may be substituted (or resubstituted) for Stock pursuant to Section 10(c) hereof.
          (rr) “Stock” means the Company’s Common Stock, and such other securities as may be substituted (or resubstituted) for the Company’s Common Stock pursuant to Section 10(c) hereof.
          (ss) “Stock Appreciation Right” means a right granted to a Participant pursuant to Section 6(c) hereof.
          (tt) “Stock Unit” means a right, granted to a Participant pursuant to Section 6(e) hereof, to receive Shares, cash or a combination thereof at the end of a specified period of time.
          (uu) “Subsidiary” means any corporation (other than the Company), whether now or hereafter existing, in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
          (vv) “Voting Stock” means the stock of the Company with a right to vote for the election of Directors.
     3. Administration.
          (a) Administration by Board. The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in Section 3(c). The Board and/or Committee(s) administering the Plan shall be the Plan Administrator.
          (b) Powers of the Plan Administrator. The Plan Administrator shall have the power, subject to, and within the limitations of, the express provisions of the Plan:
                    (i) To determine from time to time which of the persons eligible under the Plan shall be granted Awards; when and how each Award shall be granted; what type or combination of types of Award shall be granted; the provisions of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Shares or cash pursuant to an Award; and the number of Shares or amount of cash with respect to which an Award shall be granted to each such person.

                    (ii) To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Plan Administrator, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.
                    (iii) To amend the Plan or an Award as provided in Section 10(e).
                    (iv) To terminate or suspend the Plan as provided in Section 10(e).
                    (v) To adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or Related Entities may operate to assure the viability of the benefits from Awards granted to Participants performing services in such countries and to meet the objectives of the Plan.
                    (vi) Generally, to exercise such powers and to perform such acts as the Plan Administrator deems necessary or appropriate to promote the best interests of the Company and that are not in conflict with the provisions of the Plan.
          (c) Delegation to Committee.
                    (i) General. The Board may delegate administration of the Plan to a Committee or Committees of more members of the Board, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, to the extent delegated by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.
                    (ii) Section 162(m) and Rule 16b-3 Compliance. In the discretion of the Board, the Committee may consist solely of two or more “Outside Directors”, in accordance with Section 162(m) of the Code, and/or solely of two or more “Non-Employee Directors”, in accordance with Rule 16b 3. In addition, the Plan Administrator may delegate to a committee of two or more members of the Board the authority to grant Awards to Eligible Persons who are either (a) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Award, (b) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code or (c) not then subject to Section 16 of the Exchange Act.
          (d) Effect of Plan Administrator’s Decision. All determinations, interpretations and constructions made by the Plan Administrator shall be made in good faith and shall not be subject to review by any person and shall be final, binding and conclusive on all persons.
          (e) Arbitration. Any dispute or claim concerning any Award granted (or not granted) pursuant to the Plan or any disputes or claims relating to or arising out of the Plan shall be fully, finally and exclusively resolved by binding and confidential arbitration conducted pursuant to the rules of Judicial Arbitration and Mediation Services, Inc. (“JAMS”) in the nearest city in which JAMS conducts business to the city in which the Participant is employed by the Company. The Company shall pay all arbitration fees. In addition to any other relief, the arbitrator may award to the prevailing party recovery of its attorneys’ fees and costs. By accepting an Award, the Participant and the Company waive their respective rights to have any such disputes or claims tried by a judge or jury.
          (f) Limitation of Liability. The Board and any Committee(s), and each member thereof, who act as the Plan Administrator, shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or Employee, the Company’s independent auditors, Consultants or any other agents assisting in the administration of the Plan. Members of the Board and any Committee(s), and any officer or Employee acting at the direction or on behalf of the Board and any Committee(s), shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.
     4. Shares Issuable Under the Plan.
          (a) Number of Shares Available for Issuance Under Plan. Subject to adjustment as provided in Section 10(c) hereof, the total number of Shares reserved and available for issuance in connection with Awards shall be 3,000,000 Shares. In addition, any shares available for issuance under the 2000 Equity Compensation Plan and the Management Stock Option Plan that are not subject to an outstanding award under the 2000 Equity Compensation Plan and the Management Stock Option Plan as of the date of shareholder approval of this Plan shall become available for issuance under this Plan, and shall no longer be available for issuance under the 2000 Equity Compensation Plan and the Management Stock Option Plan, as applicable. Any Shares issued under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares.
          (b) Availability of Shares Not Issued pursuant to Awards.
                    (i) If any Shares subject to an Award or to a 2000 Plan Award or Management Plan Award are forfeited, expire or otherwise terminate without issuance of such Shares or any Award, 2000 Plan Award or Management Plan Award is settled for cash or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award, 2000 Plan Award or Management Plan Award, the Shares shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, be available for Awards under the Plan, subject to Section 4(b)(iv) below.
                    (ii) If any Shares issued pursuant to an Award, 2000 Plan Award or Management Plan Award are forfeited back to or repurchased by the Company, including, but not limited to, any repurchase or forfeiture caused by the failure to meet a contingency or condition required for the vesting of such shares, then the Shares forfeited or repurchased shall revert to and become available for issuance under the Plan, subject to Section 4(b)(iv) below.
                    (iii) In the event that any Option or other Award granted hereunder is exercised through the withholding of Shares from the Award by the Company or withholding tax liabilities arising from such Option or other Award are satisfied by the withholding of Shares from the Award by the Company, then only the number of Shares issued net of the Shares withheld shall be counted as issued for purposes of determining the maximum number of Shares available for grant under the Plan, subject to Section 4(b)(iv) below. In the event that any 2000 Plan Award or Management Plan Award is exercised through the withholding of Shares by the Company from the 2000 Plan Award or the Management Plan Award or withholding tax liabilities arising from such 2000 Plan Award or Management Plan Award are satisfied by the withholding of Shares from the 2000 Plan Award or Management Plan Award by the Company, then Shares withheld shall become available for issuance under the Plan, subject to Section 4(b)(iv) below.
                    (iv) Notwithstanding anything in this Section 4(b) to the contrary, solely for purposes of determining whether Shares are available for the grant of Incentive Stock Options, the maximum aggregate number of Shares that may be granted under this Plan through Incentive Stock Options shall be determined without regard to any Shares restored pursuant to this Section 4(b) that, if taken into account, would cause the Plan, for purposes of the grant of Incentive Stock Options, to fail the requirement under Code Section 422 that the Plan designate a maximum aggregate number of shares that may be issued.
          (c) Application of Limitations. The limitation contained in this Section 4 shall apply not only to Awards that are settled by the delivery of Shares but also to Awards relating to Shares but settled only in cash (such as cash-only Stock Appreciation Rights). The Plan Administrator may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and may make adjustments if the number of Shares actually delivered differs from the number of shares previously counted in connection with an Award.

     5. Eligibility; Per-Person Award Limitations. Awards may be granted under the Plan only to Eligible Persons.
     In any one calendar year, an Eligible Person may not be granted Options or Stock Appreciation Rights under which more than 1,000,000 Shares could be received by the Participant, subject to adjustment as provided in Section 10(c). In any one calendar year, an Eligible Person may not be granted Awards (other than an Option or Stock Appreciation Right) under which more than 1,000,000 Shares could be received by the Participant in any one calendar year, subject to adjustment as provided in Section 10(c). In addition, the maximum dollar value payable in cash to any one Participant with respect to Performance Awards is $5,000,000 per calendar year.
     6. Terms of Awards.
          (a) General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Plan Administrator may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Plan Administrator shall determine, including terms requiring forfeiture of Awards in the event of termination of the Participant’s Continuous Service and terms permitting a Participant to make elections relating to his or her Award. The Plan Administrator shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under the Plan.
          (b) Options. The Plan Administrator is authorized to grant Options to any Eligible Person on the following terms and conditions:
                    (i) Stock Option Agreement. Each grant of an Option shall be evidenced by an Award Agreement. Such Award Agreement shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Plan Administrator deems appropriate for inclusion in the Award Agreement. The provisions of the various Award Agreements entered into under the Plan need not be identical.
                    (ii) Number of Shares. Each Award Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 10(c) hereof. The Award Agreement shall also specify whether the Stock Option is an Incentive Stock Option or a Non-Qualified Stock Option.
                    (iii) Exercise Price.
                              (A) In General. Each Award Agreement shall state the price at which Shares subject to the Option may be purchased (the “Exercise Price”), which shall be, with respect to Incentive Stock Options, not less than 100% of the Fair Market Value of the Stock on the date of grant. In the case of Non-Qualified Stock Options, the Exercise Price shall be determined in the sole discretion of the Plan Administrator; provided, however, that notwithstanding any other provision of the Plan, any Non-Qualified Stock Option granted with a per Share exercise price less than the per Share Fair Market Value on the date of grant shall be structured to avoid the imposition of any excise tax under Code Section 409A, unless otherwise specifically determined by the Plan Administrator.
                              (B) Ten Percent Shareholder. If a Participant owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Parent or Subsidiary, any Incentive Stock Option granted to such Employee must have an exercise price per Share of at least 110% of the Fair Market Value of a Share on the date of grant.
                    (iv) Time and Method of Exercise. The Plan Administrator shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which Options shall cease to be or become exercisable following termination of Continuous Service or upon other conditions, the methods by which the exercise price may be paid or deemed to be paid (including, in the discretion of the Plan

Administrator, a cashless exercise procedure), the form of such payment, including, without limitation, cash, Stock, net exercise, other Awards or awards granted under other plans of the Company or a Related Entity, other property (including notes or other contractual obligations of Participants to make payment on a deferred basis) or any other form of consideration legally permissible, and the methods by or forms in which Stock will be delivered or deemed to be delivered to Participants.
                    (v) Termination of Service. Subject to earlier termination of the Option as otherwise provided in the Plan and unless otherwise provided by the Plan Administrator with respect to an Option and set forth in the Award Agreement, an Option shall be exercisable after a Participant’s termination of Continuous Service only during the applicable time period determined in accordance with this Section and thereafter shall terminate and no longer be exercisable:
                              (A) Death or Disability. If the Participant’s Continuous Service terminates because of the death or Disability of the Participant, the Option, to the extent unexercised and exercisable on the date on which the Participant’s Continuous Service terminated, may be exercised by the Participant (or the Participant’s legal representative or estate) at any time prior to the expiration of twelve (12) months (or such other period of time as determined by the Plan Administrator, in its discretion) after the date on which the Participant’s Continuous Service terminated, but in any event only with respect to the vested portion of the Option and no later than the date of expiration of the Option’s term as set forth in the Award Agreement evidencing such Option (the “Option Expiration Date”).
                              (B) Termination for Cause. Notwithstanding any other provision of the Plan to the contrary, if the Participant’s Continuous Service is terminated for Cause, the Option shall terminate and cease to be exercisable immediately upon such termination of Continuous Service.
                              (C) Other Termination of Service. If the Participant’s Continuous Service terminates for any reason, except Disability, death or Cause, the Option, to the extent unexercised and exercisable by the Participant on the date on which the Participant’s Continuous Service terminated, may be exercised by the Participant at any time prior to the expiration of three (3) months (or such longer period of time as determined by the Plan Administrator, in its discretion) after the date on which the Participant’s Continuous Service terminated, but in any event only with respect to the vested portion of the Option and no later than the Option Expiration Date.
                    (vi) Incentive Stock Options. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code. If and to the extent required to comply with Section 422 of the Code, Options granted as Incentive Stock Options shall be subject to the following special terms and conditions:
                              (1) The Option shall not be exercisable more than ten years after the date such Incentive Stock Option is granted; provided, however, that if a Participant owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Parent or Subsidiary and the Incentive Stock Option is granted to such Participant, the Incentive Stock Option shall not be exercisable (to the extent required by the Code at the time of the grant) for no more than five years from the date of grant; and
                              (2) If the aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the Shares with respect to which Incentive Stock Options granted under the Plan and all other option plans of the Company, its Parent or any Subsidiary are exercisable for the first time by a Participant during any calendar year in excess of $100,000, then such Participant’s Incentive Stock Option(s) or portions thereof that exceed such $100,000 limit shall be treated as Non-Qualified Stock Options (in the reverse order in which they were granted, so that the last Incentive Stock Option will be the first treated as a Non-Qualified Stock Option). This paragraph shall only apply to the extent such limitation is applicable under the Code at the time of the grant.
          (c) Stock Appreciation Rights. The Plan Administrator is authorized to grant Stock Appreciation Rights to Participants on the following terms and conditions:

                    (i) Agreement. Each grant of a Stock Appreciation Right shall be evidenced by an Award Agreement. Such Award Agreement shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Plan Administrator deems appropriate for inclusion in the Award Agreement. The provisions of the various Award Agreements entered into under the Plan need not be identical.
                    (ii) Right to Payment. A Stock Appreciation Right shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of stock on the date of exercise over (B) the grant price of the Stock Appreciation Right as determined by the Plan Administrator.
                    (iii) Other Terms. The Plan Administrator shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a Stock Appreciation Right may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which Stock Appreciation Rights shall cease to be or become exercisable following termination of Continuous Service or upon other conditions, the form of payment upon exercise of Shares, cash or other property, the method of exercise, method of settlement, form of consideration payable in settlement (either cash, Shares or other property), method by or forms in which Stock will be delivered or deemed to be delivered to Participants, whether or not a Stock Appreciation Right shall be in tandem or in combination with any other Award, and any other terms and conditions of any Stock Appreciation Right. Stock Appreciation Rights may be either freestanding or in tandem with other Awards. Notwithstanding any other provision of the Plan, unless otherwise exempt from Section 409A of the Code or otherwise specifically determined by the Plan Administrator, each Stock Appreciation Right shall be structured to avoid the imposition of any excise tax under Section 409A of the Code.
          (d) Restricted Stock. The Plan Administrator is authorized to grant Restricted Stock to any Eligible Person on the following terms and conditions:
                    (i) Grant and Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Plan Administrator may impose, or as otherwise provided in this Plan. The terms of any Restricted Stock granted under the Plan shall be set forth in a written Award Agreement which shall contain provisions determined by the Plan Administrator and not inconsistent with the Plan. The restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Plan Administrator may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award Agreement relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a shareholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Plan Administrator). During the restricted period applicable to the Restricted Stock, subject to Section 10(b) below, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.
                    (ii) Forfeiture. Except as otherwise determined by the Plan Administrator, upon termination of a Participant’s Continuous Service during the applicable restriction period, the Participant’s Restricted Stock that is at that time subject to a risk of forfeiture that has not lapsed or otherwise been satisfied shall be forfeited to or reacquired by the Company; provided that the Plan Administrator may provide, by rule or regulation or in any Award Agreement or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Plan Administrator may in other cases waive in whole or in part the forfeiture of Restricted Stock.
                    (iii) Certificates for Shares. Restricted Stock granted under the Plan may be evidenced in such manner as the Plan Administrator shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Plan Administrator may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, that the certificates be kept with an escrow agent and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

                    (iv) Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, the Plan Administrator may require that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock or applied to the purchase of additional Awards under the Plan. Unless otherwise determined by the Plan Administrator, Shares distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Shares or other property has been distributed.
          (e) Stock Units. The Plan Administrator is authorized to grant Stock Units to Participants, which are rights to receive Shares, cash or other property, or a combination thereof at the end of a specified time period, subject to the following terms and conditions:
                    (i) Award and Restrictions. Satisfaction of an Award of Stock Units shall occur upon expiration of the time period specified for such Stock Units by the Plan Administrator (or, if permitted by the Plan Administrator, as elected by the Participant). In addition, Stock Units shall be subject to such restrictions (which may include a risk of forfeiture) as the Plan Administrator may impose, if any, which restrictions may lapse at the expiration of the time period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Plan Administrator may determine. The terms of an Award of Stock Units shall be set forth in a written Award Agreement which shall contain provisions determined by the Plan Administrator and not inconsistent with the Plan. Stock Units may be satisfied by delivery of Stock, cash equal to the Fair Market Value of the specified number of Shares covered by the Stock Units, or a combination thereof, as determined by the Plan Administrator at the date of grant or thereafter. Prior to satisfaction of an Award of Stock Units, an Award of Stock Units carries no voting or dividend or other rights associated with share ownership. Notwithstanding any other provision of the Plan, unless otherwise exempt from Section 409A of the Code or otherwise specifically determined by the Plan Administrator, each Stock Unit shall be structured to avoid the imposition of any excise tax under Section 409A of the Code.
                    (ii) Forfeiture. Except as otherwise determined by the Plan Administrator, upon termination of a Participant’s Continuous Service during the applicable time period thereof to which forfeiture conditions apply (as provided in the Award Agreement evidencing the Stock Units), the Participant’s Stock Units (other than those Stock Units subject to deferral at the election of the Participant) shall be forfeited; provided that the Plan Administrator may provide, by rule or regulation or in any Award Agreement or may determine in any individual case, that restrictions or forfeiture conditions relating to Stock Units shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Plan Administrator may in other cases waive in whole or in part the forfeiture of Stock Units.
                    (iii) Dividend Equivalents. Unless otherwise determined by the Plan Administrator at date of grant, any Dividend Equivalents that are granted with respect to any Award of Stock Units shall be either (A) paid with respect to such Stock Units at the dividend payment date in cash or in Shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends or (B) deferred with respect to such Stock Units and the amount or value thereof automatically deemed reinvested in additional Stock Units, other Awards or other investment vehicles, as the Plan Administrator shall determine or permit the Participant to elect.
          (f) Bonus Stock and Awards in Lieu of Obligations. The Plan Administrator is authorized to grant Shares as a bonus or to grant Shares or other Awards in lieu of Company obligations to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, provided that, in the case of Participants subject to Section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Plan Administrator to the extent necessary to ensure that acquisitions of Shares or other Awards are exempt from liability under Section 16(b) of the Exchange Act. Shares or Awards granted hereunder shall be subject to such other terms as shall be determined by the Plan Administrator.
          (g) Dividend Equivalents. The Plan Administrator is authorized to grant Dividend Equivalents to any Eligible Person entitling the Eligible Person to receive cash, Shares, other Awards, or other property equal in value to dividends paid with respect to a specified number of Shares, or other periodic payments. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The terms of an Award of Dividend Equivalents shall be set forth in a written Award Agreement which shall contain provisions determined by the Plan Administrator and not inconsistent with the Plan. The Plan Administrator may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Plan Administrator may specify. Notwithstanding any other provision of the Plan, unless otherwise exempt from Section 409A of the Code or otherwise specifically determined by the Plan Administrator, each Dividend Equivalent shall be structured to avoid the imposition of any excise tax under Section 409A of the Code.
          (h) Performance Awards. The Plan Administrator is authorized to grant Performance Awards to any Eligible Person payable in cash, Shares, other property, or other Awards, on terms and conditions established by the Plan Administrator, subject to the provisions of Section 7 if and to the extent that the Plan Administrator shall, in its sole discretion, determine that an Award shall be subject to those provisions. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Plan Administrator upon the grant of each Performance Award. Except as provided in this Plan or as may be provided in an Award Agreement, Performance Awards will be distributed only after the end of the relevant Performance Period. The performance goals to be achieved for each Performance Period shall be conclusively determined by the Plan Administrator and may be based upon the criteria set forth in Section 7(b), or in the case of an Award that the Plan Administrator determines shall not be subject to Section 7 hereof, any other criteria that the Plan Administrator, in its sole discretion, shall determine should be used for that purpose. The amount of the Award to be distributed shall be conclusively determined by the Plan Administrator. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Plan Administrator, on a deferred basis.
          (i) Other Stock-Based Awards. The Plan Administrator is authorized, subject to limitations under applicable law, to grant to any Eligible Person such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Plan Administrator to be consistent with the purposes of the Plan, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Plan Administrator, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified Related Entities or business units. The Plan Administrator shall determine the terms and conditions of such Awards. The terms of any Award pursuant to this Section shall be set forth in a written Award Agreement which shall contain provisions determined by the Plan Administrator and not inconsistent with the Plan. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration (including without limitation loans from the Company or a Related Entity), paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards or other property, as the Plan Administrator shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 6(h). Notwithstanding any other provision of the Plan, unless otherwise exempt from Section 409A of the Code or otherwise specifically determined by the Plan Administrator, each such Award shall be structured to avoid the imposition of any excise tax under Section 409A of the Code.
     7. Tax Qualified Performance Awards.
          (a) Covered Employees. A Committee, composed in compliance with the requirements of Section 162(m) of the Code, in its discretion, may determine at the time an Award is granted to an Eligible Person who is, or is likely to be, as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, that the provisions of this Section 7 shall be applicable to such Award.
          (b) Performance Criteria. If an Award is subject to this Section 7, then the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be contingent upon achievement of one or more objective performance goals. Performance goals shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” One or more of the following business criteria for the Company, on a consolidated basis, and/or for Related Entities, or for business or geographical units of the Company and/or a Related Entity (except with respect to the total stockholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for such Awards: (1) earnings per share; (2) revenues or gross margins; (3) cash flow; (4) operating margin; (5) return on net assets, investment, capital, or equity; (6) economic value added; (7) direct contribution; (8) net income; pretax earnings; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings after interest expense and before extraordinary or special items; operating income; income before interest income or expense, unusual items and income taxes, local, state or federal and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of the Company; (9) working capital; (10) management of fixed costs or variable costs; (11) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures; (12) total stockholder return; and (13) debt reduction. Any of the above goals may be determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of companies that are comparable to the Company. The Committee shall exclude the impact of an event or occurrence which the Committee determines should appropriately be excluded, including without limitation (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (iii) a change in accounting standards required by generally accepted accounting principles.
          (c) Performance Period; Timing For Establishing Performance Goals. Achievement of performance goals in respect of such Performance Awards shall be measured over a Performance Period, as specified by the Committee. Performance goals shall be established not later than ninety (90) days after the beginning of any Performance Period applicable to such Performance Awards, or at such other date as may be required or permitted for “performance-based compensation” under Section 162(m) of the Code.
          (d) Adjustments. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with Awards subject to this Section 7, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of an Award subject to this Section 7. The Committee shall specify the circumstances in which such Awards shall be paid or forfeited in the event of termination of Continuous Service by the Participant prior to the end of a Performance Period or settlement of Awards.
          (e) Committee Certification. Within a reasonable period of time after the performance criteria have been satisfied (but no later than three (3) months after the satisfaction of the performance criteria), in order to meet the requirements of Section 162(m) of the Code, the Committee shall certify, by resolution or other appropriate action in writing, that the performance criteria and any other material terms previously established by the Committee or set forth in the Plan, have been satisfied to the extent necessary to qualify as “performance based compensation” under Section 162(m) of the Code. To the extent that the performance criteria have been satisfied, but the Committee has not certified such result within three (3) months after such satisfaction, then the Participant shall receive the payment provided for under the Participant’s Award.
     8. Certain Provisions Applicable to Awards or Sales.
          (a) Stand-Alone, Additional, Tandem and Substitute Awards. Awards granted under the Plan may, in the discretion of the Plan Administrator, be granted either alone or in addition to, in tandem with or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Related Entity or any business entity to be acquired by the Company or a Related Entity or any other right of a Participant to receive payment from the Company or any Related Entity. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award or award, the Plan Administrator shall require the surrender of such other Award or award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Related Entity.
          (b) Form and Timing of Payment Under Awards; Deferrals. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Related Entity upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Plan Administrator shall determine, including, without limitation, cash, other Awards or other property, and may be made in a single payment or transfer, in installments or on a deferred basis. The settlement of any Award may be accelerated, and cash paid in lieu of Shares in connection with such settlement, in the discretion of the Plan Administrator or upon occurrence of one or more specified events (in addition to a Change in Control). Installment or deferred payments may be required by the Plan Administrator (subject to Section 10(g) of the Plan) or permitted at the election of the Participant on terms and conditions established by the Plan Administrator. Payments may include, without limitation, provisions for the payment or crediting of a reasonable interest rate on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Shares.
          (c) Exemptions from Section 16(b) Liability. It is the intent of the Company that this Plan comply in all respects with applicable provisions of Rule 16b 3 or Rule 16a 1(c)(3) to the extent necessary to ensure that neither the grant of any Awards to nor other transaction by a Participant who is subject to Section 16 of the Exchange Act is subject to liability under Section 16(b) thereof (except for transactions acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of this Plan or any Award Agreement does not comply with the requirements of Rule 16b 3 or Rule 16a 1(c)(3) as then applicable to any such transaction, such provision will be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b 3 or Rule 16a 1(c)(3) so that such Participant shall avoid liability under Section 16(b).
          (d) Code Section 409A. If and to the extent that the Plan Administrator believes that any Awards may constitute a “nonqualified deferred compensation plan” under Section 409A of the Code, the terms and conditions set forth in the Award Agreement for that Award shall be drafted in a manner that is intended to comply with, and shall be interpreted in a manner consistent with, the applicable requirements of Section 409A of the Code, unless otherwise agreed to in writing by the Participant and the Company.
          (e) No Option Repricing. Other than pursuant to Section 10(c), without approval of the Company’s shareholders, the Plan Administrator shall not be permitted to (A) lower the exercise price per Share of an Option after it is granted, (B) cancel an Option when the exercise price per Share exceeds the Fair Market Value of the underlying Shares in exchange for another Award or cash, or (C) take any other action with respect to an Option that may be treated as a repricing.
     9. Change in Control; Corporate Transaction.
          (a) Change in Control.
                    (i) The Plan Administrator may, in its discretion, accelerate the vesting, exercisability, lapsing of restrictions or expiration of deferral of any Award, including upon a Change in Control. In addition, the Plan Administrator may provide in an Award Agreement that the performance goals relating to any Award will be deemed to have been met upon the occurrence of any Change in Control.
                    (ii) In addition to the terms of Sections 9(a)(i) above, the effect of a “change in control,” may be provided (1) in an employment, compensation or severance agreement, if any, between the Company or any Related Entity and the Participant, relating to the Participant’s employment, compensation or severance with or from the Company or such Related Entity or (2) in the Award Agreement.
          (b) Corporate Transactions. In the event of a Corporate Transaction, any surviving corporation or acquiring corporation (together, the “Successor Corporation”) may either (i) assume any or all Awards outstanding under the Plan; (ii) continue any or all Awards outstanding under the Plan; or (iii) substitute similar stock awards for outstanding Awards (it being understood that similar awards include, but are not limited to, awards to acquire the same consideration paid to the shareholders or the Company, as the case may be, pursuant to the Corporate Transaction). In the event that the Successor Corporation does not assume or continue any or all such outstanding Awards or substitute similar stock awards for such outstanding Awards, then with respect to Awards that have been not assumed, continued or substituted, such Awards shall terminate if not exercised (if applicable) at or prior to such effective time (contingent upon the effectiveness of the Corporate Transaction).

          The Administrator, in its sole discretion, shall determine whether each Award is assumed, continued, substituted or terminated. Notwithstanding the foregoing, to the extent that substantially all of the holders of the Company’s Voting Stock hold or receive directly or indirectly ninety percent (90%) or more of the Voting Stock of the resulting entity or a parent company thereof, in substantially the same proportions as their ownership of the Company immediately prior to the transaction, the Awards shall be either assumed or substituted by the successor corporation or its parent or continued by the Company.
          The Plan Administrator, in its discretion and without the consent of any Participant, may (but is not obligated to) either (i) accelerate the vesting of any Awards (determined on an Award by Award basis), including permitting the lapse of any repurchase rights held by the Company (and, if applicable, the time at which such Awards may be exercised), in full or as to some percentage of the Award, to a date prior to the effective time of such Corporate Transaction as the Plan Administrator shall determine (contingent upon the effectiveness of the Corporate Transaction) or (ii) provide for a cash payment in exchange for the termination of an Award or any portion thereof where such cash payment is equal to the Fair Market Value of the Shares that the Participant would receive if the Award were fully vested and exercised (if applicable) as of such date (less any applicable exercise price).
          Notwithstanding any other provision in this Plan to the contrary, with respect to Restricted Stock and any other Award granted under the Plan with respect to which the Company has any reacquisition or repurchase rights, the reacquisition or repurchase rights for such Awards may be assigned by the Company to the successor of the Company (or the successor’s parent company) in connection with such Corporate Transaction. In the event any such rights are not continued or assigned to the Successor Corporation, then such rights shall lapse and the Award shall be fully vested as of the effective time of the Corporate Transaction. In addition, the Plan Administrator, in its discretion, may (but is not obligated to) provide that any reacquisition or repurchase rights held by the Company with respect to any such Awards (determined on an Award by Award basis) shall lapse in whole or in part (contingent upon the effectiveness of the Corporate Transaction).
          (c) Dissolution or Liquidation. In the event of a dissolution or liquidation of the Company, then all outstanding Awards shall terminate immediately prior to the completion of such dissolution or liquidation, and Shares subject to the Company’s repurchase option may be repurchased by the Company notwithstanding the fact that the holder of such stock is still in Continuous Service.
     10. General Provisions.
          (a) Compliance With Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Plan Administrator, postpone the issuance or delivery of Shares or payment of other benefits under any Award until completion of such registration or qualification of such Shares or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Shares or other Company securities are listed or quoted or compliance with any other obligation of the Company, as the Plan Administrator may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Shares or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements or other obligations. The foregoing notwithstanding, in connection with a Change in Control, the Company shall take or cause to be taken no action, and shall undertake or permit to arise no legal or contractual obligation, that results or would result in any postponement of the issuance or delivery of Shares or payment of benefits under any Award or the imposition of any other conditions on such issuance, delivery or payment, to the extent that such postponement or other condition would represent a greater burden on a Participant than existed on the ninetieth (90th) day preceding the Change in Control.
          (b) Limits on Transferability; Beneficiaries.
                    (i) General. Except as provided in the Award Agreement, a Participant may not assign, sell, transfer or otherwise encumber or subject to any lien any Award or other right or interest granted under this Plan, in whole or in part, other than by will or by operation of the laws of descent and distribution, and such

Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative.
                    (ii) Permitted Transfer of Option. The Plan Administrator, in its sole discretion, may permit the transfer of an Option (but not an Incentive Stock Option or any other right to purchase Shares other than an Option) as follows: (A) by gift to a member of the Participant’s Immediate Family or (B) by transfer by instrument to a trust providing that the Option is to be passed to beneficiaries upon death of the Participant. For purposes of this Section 10(b)(ii), “Immediate Family” shall mean the Participant’s spouse (including a former spouse subject to terms of a domestic relations order); child, stepchild, grandchild, child-in-law; parent, stepparent, grandparent, parent-in-law; sibling and sibling-in-law, and shall include adoptive relationships. If a determination is made by counsel for the Company that the restrictions contained in this Section 10(b)(ii) are not required by applicable federal or state securities laws under the circumstances, then the Plan Administrator, in its sole discretion, may permit the transfer of Awards (other than Incentive Stock Options and Stock Appreciation Rights in tandem therewith) to one or more Beneficiaries or other transferees during the lifetime of the Participant, which may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent permitted by the Plan Administrator pursuant to the express terms of an Award Agreement (subject to any terms and conditions which the Plan Administrator may impose thereon, and further subject to any prohibitions and restrictions on such transfers pursuant to Rule 16b 3). A Beneficiary, transferee or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Plan Administrator, and to any additional terms and conditions deemed necessary or appropriate by the Plan Administrator.
          (c) Adjustments.
                    (i) Adjustments to Awards. In the event that any dividend or other distribution (whether in the form of cash, Shares or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Shares and/or such other securities of the Company or any other issuer such that a substitution, exchange or adjustment is determined by the Plan Administrator to be appropriate, then the Plan Administrator shall, in such manner as it may deem equitable, substitute, exchange or adjust any or all of (A) the number and kind of Shares which may be delivered in connection with Awards granted thereafter, (B) the number and kind of Shares by which annual per-person Award limitations are measured under Section 5 hereof, (C) the number and kind of Shares subject to or deliverable in respect of outstanding Awards, (D) the exercise price, grant price or purchase price relating to any Award and/or make provision for payment of cash or other property in respect of any outstanding Award, and (E) any other aspect of any Award that the Plan Administrator determines to be appropriate.
                    (ii) Other Adjustments. The Plan Administrator (which shall be a Committee to the extent such authority is required to be exercised by a Committee to comply with Code Section 162(m)) is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Awards subject to performance goals) in recognition of unusual or nonrecurring events (including, without limitation, acquisitions and dispositions of businesses and assets) affecting the Company, any Related Entity or any business unit, or the financial statements of the Company or any Related Entity, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Plan Administrator’s assessment of the business strategy of the Company, any Related Entity or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that no such adjustment shall be authorized or made if and to the extent that such authority or the making of such adjustment would cause Options, Stock Appreciation Rights or Performance Awards granted to Participants designated by the Plan Administrator as Covered Employees and intended to qualify as “performance-based compensation” under Code Section 162(m) and the regulations thereunder to otherwise fail to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder.
          (d) Taxes. The Company and any Related Entity are authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Shares or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Plan Administrator may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations, either on a mandatory or elective basis in the discretion of the Plan Administrator.
          (e) Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue or terminate the Plan or the Committee’s authority to grant Awards under the Plan, without the consent of shareholders or Participants. Any amendment or alteration to the Plan shall be subject to the approval of the Company’s shareholders if such shareholder approval is deemed necessary and advisable by the Board. However, without the consent of an affected Participant, no such amendment, alteration, suspension, discontinuance or termination of the Plan may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. The Plan Administrator may waive any conditions or rights under or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award Agreement relating thereto, except as otherwise provided in the Plan; provided that, without the consent of an affected Participant, no such action may materially and adversely affect the rights of such Participant under such Award.
          (f) Limitation on Rights Conferred Under Plan. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ of the Company or a Related Entity; (ii) interfering in any way with the right of the Company or a Related Entity to terminate any Eligible Person’s or Participant’s Continuous Service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and Employees or (iv) conferring on a Participant any of the rights of a shareholder of the Company unless and until the Participant is duly issued or transferred Shares in accordance with the terms of an Award.
          (g) Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligations to deliver Shares pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Plan Administrator may authorize the creation of trusts and deposit therein cash, Shares, other Awards or other property or make other arrangements to meet the Company’s obligations under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Plan Administrator otherwise determines with the consent of each affected Participant. The trustee of such trusts may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Plan Administrator may specify and in accordance with applicable law.
          (h) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Plan Administrator to adopt such other incentive arrangements as it may deem desirable including incentive arrangements and awards which do not qualify under Code Section 162(m).
          (i) Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Plan Administrator shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.
          (j) Governing Law. The validity, construction and effect of the Plan, any rules and regulations under the Plan, and any Award Agreement shall be determined in accordance with the laws of the State of Delaware without giving effect to principles of conflicts of laws, and applicable federal law.
          (k) Plan Effective Date and Shareholder Approval; Termination of Plan. The Plan shall become effective on the Effective Date, subject to subsequent approval within twelve (12) months of its adoption by the Board by shareholders of the Company eligible to vote in the election of directors, by a vote sufficient to meet the requirements of Code Sections 162(m) (if applicable) and 422, Rule 16b 3 under the Exchange Act (if applicable), applicable Nasdaq requirements, and other laws, regulations, and obligations of the Company applicable to the Plan. Awards may be granted subject to shareholder approval, but may not be exercised or otherwise settled in the event shareholder approval is not obtained. The Plan shall terminate no later than ten (10) years from the date of the later of (x) the Effective Date and (y) the date an increase in the number of shares reserved for issuance under the Plan is approved by the Board (so long as such increase is also approved by the shareholders).

PROXY
TTM TECHNOLOGIES, INC.
ANNUAL MEETING OF STOCKHOLDERS - JUNE 22, 2006
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY
     The undersigned hereby appoints Kenton K. Alder and Steven W. Richards, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all shares of TTM Technologies, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the company to be held on June 22, 2006, or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at such meeting.
(Continued and to be marked, dated, and signed, on the other side)
Please date, sign and mail
your proxy card in the
envelope provided as soon as
possible.
Address Change/Comments (Mark the corresponding box on the reverse side)
â  Fold and detach here â

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTOR AND “FOR” PROPOSAL 2.
PLEASE SIGN, DATE, AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	Election of Directors:			Approval of the 2006 Incentive Compensation Plan	FOR ☐	AGAINST ☐	ABSTAIN ☐

	NOMINEE: John G. Mayer		2.
☐	FOR THE NOMINEE
and upon such matters which may properly come before the meeting or any adjournment or adjournments thereof.
☐	WITHHELD FOR NOMINEE
This Proxy will be voted as directed or, if no contrary direction is indicated, will be voted FOR the election of the director; FOR the approval of the 2006 Incentive Compensation Plan; and as said proxies deem advisable on such other matters as may come before the meeting.

Please check the box at right if you will attend the annual meeting.		☐
Please mark here for address change or comments. SEE REVERSE SIDE		☐

Signature	Date:	Signature	Date:

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.